UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Sun Communities, Inc.
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SUN COMMUNITIES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On July 19, 2012
You are cordially invited to attend the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Sun Communities, Inc. The Annual Meeting will be held on Thursday, July 19, 2012, at 11:00 a.m., local time at 27777 Franklin Road, Suite 100, Southfield, MI 48034. At the Annual Meeting, common shareholders of record at the close of business on May 1, 2012 (the “Record Date”) will be asked to:

(1)	Elect two directors to serve until the Annual Meeting of Shareholders to be held in 2015 or until their successors shall have been duly elected and qualified;
(2)    Ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for 2012;

(3)    Conduct a non-binding advisory vote on executive compensation;

(4)    Approve our First Amended and Restated 2004 Non-Employee Director Option Plan; and
(5)    Consider any other business properly brought before the Annual Meeting.
The attached Proxy Statement contains details of the proposals to be voted on at the Annual Meeting. We encourage you to read the Proxy Statement carefully.
Only common shareholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments.
Your vote is important to us. Please vote as promptly as possible by using the internet, telephone or by signing, dating and returning the proxy card mailed to those who receive paper copies of this Proxy Statement.
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 19, 2012.
This proxy statement and our Annual Report to shareholders are available at www.proxyvote.com.

By Order of the Board of Directors
May 10, 2012	KAREN J. DEARING
Secretary

(i)

SUN COMMUNITIES, INC.
PROXY STATEMENT

INTRODUCTION

This Proxy Statement contains information related to the 2012 Annual Meeting of Shareholders (the "Annual Meeting") of Sun Communities, Inc. (the "Company"), which will be held on Thursday, July 19, 2012, at 11:00 a.m. local time at 27777 Franklin Road, Suite 100, Southfield, MI 48034. On or about May 10, 2012, we began mailing a notice containing instructions on how to access these proxy materials to all shareholders of record at the close of business on May 1, 2012 (the "Record Date").

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the Purpose of the Annual Meeting?

At the Annual Meeting, shareholders will vote on the following proposals (the “Proposals”):

•	Proposal 1 — Election of two directors to serve until the Annual Meeting of Shareholders to be held in 2015 or until their successors shall have been duly elected and qualified;
•	Proposal 2 — Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2012;
•	Proposal 3 — Non-binding advisory vote on executive compensation; and
•	Proposal 4 — Approval of First Amended and Restated 2004 Non-Employee Director Option Plan (the “Restated Plan”)

In addition, shareholders shall consider any other business properly brought before the Annual Meeting.

We have sent these proxy materials to you because our Board of Directors (the "Board") is requesting that you allow your shares of our common stock ("Common Stock") to be represented at the Annual Meeting by the proxies named in the enclosed proxy card. This Proxy Statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission ("SEC") and that is designed to assist you in voting your shares of Common Stock.

Who is Entitled to Vote?

You will be entitled to vote your shares of Common Stock on the Proposals if you held your shares of Common Stock at the close of business on the Record Date. As of the Record Date, a total of 26,467,283 shares of Common Stock were outstanding and entitled to vote held by 269 holders of record. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. Each share of Common Stock entitles its holder to cast one vote for each matter to be voted upon.

What is Required to Hold the Annual Meeting?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date will constitute a quorum permitting business to be conducted at the Annual Meeting. If you have returned valid proxy instructions or you attend the Annual Meeting and vote in person, your shares of Common Stock will be counted for purposes of determining whether there is a quorum, even if you abstain from voting on any or all matters introduced at the Annual Meeting. If there is not a quorum at the Annual Meeting, the shareholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will only have the power to adjourn the Annual Meeting until such time as there is a quorum. The Annual Meeting may be reconvened without notice to the shareholders, other than an announcement at the prior adjournment of the Annual Meeting, within 120 days after the Record Date, and a quorum must be present at such reconvened Annual Meeting.

How do I Vote?

Your vote is important. Shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

•	To vote by Internet, go to www.proxyvote.com and follow the instructions there. You will need the 12 digit number included on your proxy card, voter instruction form or notice.

•
To vote by telephone, shareholders should dial the phone number listed on their voter instruction form and follow the instructions. You will need the 12 digit number included on the voter instruction form or notice.

•	If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

(i)    by internet: www.proxyvote.com;

(ii)    by phone: (800) 579-1639; or

(iii)	by email: sendmaterial@proxyvote.com (your email should contain the 12 digit number in the subject line included on the voter instruction form or notice).

The deadline for voting by phone or electronically is 11:59 p.m., Eastern Time, on July 18, 2012.

If you complete your proxy via the internet, telephone or properly sign and return you proxy card, your shares will be voted as you direct. You may specify whether your shares should be voted: (1) for all, some or none of the nominees for director, (2) for or against Proposal 2, (3) for or against Proposal 3, and (4) for or against Proposal 4.

We encourage you to provide voting instructions to your brokerage firm by returning a completed proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive notice of this Proxy Statement.

Can I Change or Revoke My Proxy?

Yes, you may change your proxy at any time before the Annual Meeting by timely delivery of a properly executed, later-dated proxy or by voting in person at the Annual Meeting. You may also revoke your proxy by filing with our Secretary, any time prior to the time set for commencement of the Annual Meeting, a written notice of revocation bearing a later date than the proxy. However, attendance (without further action) at the Annual Meeting will not by itself constitute revocation or change of a previously granted proxy.

What are the Board’s Recommendations?

If no instructions are indicated on your valid proxy, the representatives holding your proxy will vote in accordance with the recommendations of the Board. The Board unanimously recommends a vote:

•	FOR the election of each of the nominees for director;
•	FOR the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2012;
•	FOR the non-binding approval of the executive compensation as disclosed in this Proxy Statement;
•	FOR the approval of the Restated Plan; and

With respect to any other matter that properly comes before the Annual Meeting or any adjournment or postponement thereof, the representatives holding proxies will vote in their own discretion.

How Can I Receive a Proxy Statement and Annual Report?

Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on February 23, 2012, as amended on Form 10-K/A as filed with the SEC on March 23, 2012, is available electronically via the Internet at www.proxyvote.com. If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

(i)    by internet: www.proxyvote.com;

(ii)    by phone: (800) 579-1639; or

(iii)	by email: sendmaterial@proxyvote.com (your email should contain the 12 digit number in the subject line included on the voter instruction form or notice).

What Vote is Needed to Approve Each Proposal?

Following are the votes needed in order for each Proposal to be approved at the Annual Meeting. For all Proposals a quorum must be present at the Annual Meeting.

Proposal 1:  The affirmative vote by a majority of all the votes cast in person or by proxy at the Annual Meeting is necessary for the election of two directors to serve until the Annual Meeting of Shareholders to be held in 2015 or until their successors shall have been duly elected and qualified.

Proposal 2:  The affirmative vote by a majority of all the votes cast in person or by proxy at the Annual Meeting is required for the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2012.

Proposal 3:  The affirmative vote by a majority of all the votes cast in person or by proxy at the Annual Meeting is required for the non-binding approval of the executive compensation of our named executive officers as disclosed in this Proxy Statement.

Proposal 4:  The affirmative vote by a majority of all the votes cast in person or by proxy at the Annual Meeting is required for the approval of the Restated Plan.

We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote "for" or "against" any matter being voted on at the Annual Meeting and will not be counted as "votes cast." Therefore, abstentions will have no effect on any of the proposals. Broker "non-votes," or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of the Annual Meeting. If you are a beneficial owner whose shares of Common Stock are held of record by a broker, your broker has discretionary voting authority under New York Stock Exchange ("NYSE") rules to vote your shares on Proposal 2 even if the broker does not receive voting instructions from you. However, under NYSE rules, your broker does not have discretionary authority to vote on Proposal 1, 3 and 4 without instructions from you, in which case a broker "non-vote" will occur and your shares of Common Stock will not be voted on these matters.

How is My Vote Counted?

If the proxy in the form enclosed is duly executed, dated and returned, and it has not been revoked in accordance with the instructions enclosed, the shares of Common Stock represented by the proxy will be voted by Gary A. Shiffman and Karen J. Dearing, the Board’s proxy agents for the Annual Meeting, in the manner specified in the proxy. If no specification is made, the Common Stock will be voted “for” the election of the two nominees for the Board, “for” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2012, “for” the executive compensation as disclosed in this Proxy Statement, ”for” the Restated Plan and at the discretion of Gary A. Shiffman and Karen J. Dearing, the Board’s designated representatives for the Annual Meeting, with respect to such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no shareholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Who is Soliciting My Proxy?

This solicitation of proxies is made by and on behalf of our Board. Proxies may be solicited by personal interview, telephone, facsimile or email or by our directors, officers and employees. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred in forwarding the material. We anticipate fees and expenses for these parties will not exceed $1,000. The costs of all proxy solicitation will be borne by us.

Our principal executive offices are located at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors and Committees

Pursuant to the terms of our articles of incorporation, as amended, the Board is divided into three classes. The class up for election at the Annual Meeting will hold office for a term expiring at the annual meeting of shareholders to be held in 2015. A second class will hold office for a term expiring at the annual meeting of shareholders to be held in 2013 and a third class will hold office for a term expiring at the annual meeting of shareholders to be held in 2014. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualified. Messrs. Ted J. Simon, Paul D. Lapides and Robert H. Naftaly have terms expiring at the Annual Meeting. Messrs. Paul D. Lapides and Robert H. Naftaly are nominees for the class to hold office for a term expiring at the annual meeting of shareholders to be held in 2015. Mr. Ted J. Simon has decided not to stand for re-election, but he will continue to serve on the Board of Directors until the date of the Annual Meeting. Because no one has been nominated to be elected to serve as a director with respect to Mr. Simon's seat in the class up for election at the Annual Meeting, that seat will be vacant immediately after the Annual Meeting. After the Annual Meeting, the Board, as permitted by our bylaws, may by resolution reduce the size of the Board to seven directors. Alternatively, the Board may elect a director to fill the vacancy upon identification of a qualified candidate. If the Board elects a director to fill the vacancy, such director will serve until the annual meeting of shareholders to be held in 2013 or until his or her successor is elected and qualified. Because such director, if elected by the Board, will serve only until the 2013 annual shareholders meeting, at the 2013 annual shareholders meeting, the shareholders will vote on a proposal to elect a director to fill that seat until the annual meeting of shareholders to be held in 2015 or until his or her successor is elected and qualified. Messrs. Clunet R. Lewis and Arthur A. Weiss and Ms. Stephanie W. Bergeron have terms expiring at the annual meeting of shareholders to be held in 2013. Messrs. Ronald L. Piasecki and Gary A. Shiffman have terms expiring at the annual meeting of shareholders to be held in 2014. At each of our annual meeting of the shareholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

The Board meets quarterly, or more often as necessary. The Board met five times during 2011 and took various actions pursuant to resolutions adopted by unanimous written consent. All directors attended at least 75% of the meetings of the Board and each committee on which they served. Directors are encouraged, but not required to attend the meetings of our shareholders. Five out of the eight board members attended the annual meeting of shareholders held on July 27, 2011.

Several important functions of the Board may be performed by committees that are comprised of members of the Board. Our Bylaws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. In addition, the Board appoints the members of each committee. The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Executive Committee. You may find copies of the charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee under the “Investor Relations-Officers and Directors” section of our website at www.suncommunities.com. You may also find a copy of our corporate governance guidelines and its code of business ethics under the “Investor Relations-Officers and Directors” section of our website at www.suncommunities.com. All of the committee charters, our corporate governance guidelines and our code of business ethics are available in print to any shareholder who requests them.

The Audit Committee operates pursuant to a third amended and restated charter that was approved by the Board in December 2007, and is reviewed annually. It is available under the “Investor Relations-Officers and Directors” section of our website at www.suncommunities.com. The Audit Committee, among other functions, (i) has the sole authority to appoint, retain, terminate and determine the compensation of our independent registered public accounting firm, (ii) reviews with our independent registered public accounting firm the scope and results of the audit engagement, (iii) approves professional services provided by our independent registered public accounting firm, (iv) reviews the independence of our independent registered public accounting firm, and (v) directs and controls our internal audit functions. The current members of the Audit Committee are Messrs. Robert H. Naftaly, Clunet R. Lewis (Chairman) and Ms. Stephanie W. Bergeron, all of whom are “independent” as that term is defined in the rules of the SEC and applicable rules of the NYSE. The Audit Committee held four formal meetings during the fiscal year ended December 31, 2011. The Board has determined that each member of the Audit Committee is an “audit committee financial expert,” as defined by SEC rules. See “Report of the Audit Committee.”

The Compensation Committee operates pursuant to a charter that was approved by the Board in March 2004. A copy of the Compensation Committee Charter is available under the “Investor Relations-Officers and Directors” section of our website at www.suncommunities.com. The Compensation Committee, among other functions, (i) reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and such other executive officers as may be designated by the Chief Executive Officer, evaluates the performance of such officers in light of such goals and objectives, and determines and approves the compensation of such officers based on these evaluations, (ii) approves the compensation of our other executive officers, (iii) recommends to the Board for approval the compensation of the non-employee directors and (iv) oversees our incentive-compensation plans and equity-based plans. The current members of the Compensation Committee are Messrs. Robert H. Naftaly (Chairman), Clunet R. Lewis and Paul D. Lapides, all of whom are independent directors under the NYSE rules. During the fiscal year ended December 31, 2011, the Compensation Committee held one formal meeting and took various actions pursuant to resolutions adopted by unanimous written consent. See “Report of the Compensation Committee on Executive Compensation.”

The Nominating and Corporate Governance Committee (the “NCG Committee”) operates pursuant to a charter that was approved by the Board in March 2004. A copy of the NCG Committee Charter is available under the “Investor Relations-Officers and Directors” section of our website at www.suncommunities.com. The NCG Committee, among other functions, is responsible for (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, (ii) recommending that the Board select the committee-recommended nominees for election at each annual meeting of shareholders, (iii) developing and recommending to the Board a set of corporate governance guidelines applicable to us, and (iv) periodically reviewing such guidelines and recommending any changes, and overseeing the evaluation of the Board. The current members of the NCG Committee are Messrs. Ted J. Simon (Chairman), Clunet R. Lewis and Ronald L. Piasecki, all of whom are independent under the NYSE rules. Mr. Simon has decided not to stand for re-election at the Annual Meeting. Upon the end of his term as a director, Paul Lapides will replace him as the Chairman of the NCG Committee. The NCG Committee held one formal meeting during the fiscal year ended December 31, 2011. The NCG Committee does not have a formal policy with regards to the consideration of diversity in identifying director nominees; however, the NCG Committee routinely considers diversity and skills in identifying nominees for service on our Board. Regarding diversity, the NCG Committee considers the entirety of the board and a wide range of economic, social and ethnic backgrounds and does not nominate representational directors from any specific group.

The Executive Committee was established to generally manage our day-to-day business and affairs between regular Board meetings. In no event may the Executive Committee, without the prior approval of the Board acting as a whole: (i) recommend to the shareholders an amendment to our Charter; (ii) amend our Bylaws; (iii) adopt an agreement of merger or consolidation; (iv) recommend to the shareholders the sale, lease or exchange of all or substantially all of our property and assets; (v) recommend to the shareholders our dissolution or a revocation of a dissolution; (vi) fill vacancies on the Board; (vii) fix compensation of the directors for serving on the Board or on a committee of the Board; (viii) declare dividends or authorize the issuance of our stock; (ix) approve or take any action with respect to any related party transaction involving us; or (x) take any other action which is forbidden by our Bylaws. All actions taken by the Executive Committee must be promptly reported to the Board as a whole and are subject to ratification, revision and alteration by the Board, except that no rights of third persons created in reliance on authorized acts of the Executive Committee can be affected by any such revision or alteration. The current members of the Executive Committee are Messrs. Gary A. Shiffman and Ted J. Simon. Mr. Simon has decided not to stand for re-election at the Annual Meeting. Upon the end of his term as a director, Arthur A. Weiss will replace him as a member of the Executive Committee. The Executive Committee did not hold any formal meetings during the fiscal year ended December 31, 2011 but took various actions pursuant to resolutions adopted by unanimous written consent.

The Board oversees and implements its risk management function several different ways. Specifically, the Audit Committee discusses our risk assessment and risk management policies with the Chief Financial Officer and other accounting staff, our internal auditor and our independent registered public accounting firm in conjunction with its review of our financial statements as they deem necessary. In addition, the Board discusses the general risks facing us, the risk factors disclosed in our annual and period reports and our risk management policies with our executive management team from time to time throughout the year. In the event that a specific risk is identified, the Board or the Audit Committee directs management to assess, evaluate and provide remedial recommendations to the Board, or the Audit Committee, with respect to such risk which may include suggested public disclosure.

Communications with the Board

If you wish to communicate with any of the directors of the Board or the Board as a group, you may do so by writing to them at [Name(s) of Director(s)/Board of Directors of Sun Communities, Inc.], c/o Compliance Officer, Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034.

If you wish to contact the Audit Committee to report complaints or concerns regarding accounting, internal accounting controls or auditing matters, you may do so by writing to Chairman of the Audit Committee of Sun Communities, Inc., c/o Compliance Officer, Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034. You are welcome to make any such report anonymously but we prefer that you identify yourself so that we may contact you for additional information if necessary or appropriate.

If you wish to communicate with our non-management directors as a group, you may do so by writing to Non-Management Directors of Sun Communities, Inc., c/o Compliance Officer, Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034.

We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Compliance Offer will be forwarded by the Compliance Officer promptly to the addressee(s).

Independence of Non-Employee Directors

The NYSE rules require that a majority of the Board consist of members who are independent. There are different measures of director independence under NYSE rules, under Section 16 of the Exchange Act and under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board has reviewed information about each of our non-employee directors and determined that Messrs. Paul D. Lapides, Clunet R. Lewis, Robert H. Naftaly, Ronald L. Piasecki, Ted J. Simon and Ms. Stephanie W. Bergeron are independent directors. The independent directors meet on a regular basis in executive sessions without management participation. In 2011, the executive sessions occurred after some of the regularly scheduled meetings of the entire Board and may occur at such other times as the independent directors deem appropriate or necessary. The Board appoints a lead director on an annual basis to serve for a term of one year. Clunet R. Lewis is currently serving as lead director. The lead director calls and presides at the executive sessions of our independent directors, acts as a liaison between our management team and the Board and is responsible for identifying, analyzing and making recommendations to the Board with respect to certain strategic and extraordinary matters.

Consideration of Director Nominees

Board Membership Criteria

The Board of Directors has established criteria for Board membership. These criteria include the following specific, minimum qualifications that the NCG Committee believes must be met by an NCG Committee-recommended nominee for a position on the Board:

•	The candidate must have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;

•	The candidate must be highly accomplished in his or her field, with superior credentials and recognition;

•	The candidate must be well regarded in the community and must have a long-term reputation for high ethical and moral standards;

•	The candidate must have sufficient time and availability to devote to our affairs, particularly in light of the number of boards on which the nominee may serve; and

•
The candidate’s principal business or occupation must not be such as to place the candidate in competition with us or conflict with the discharge of a director’s responsibilities to us or to our shareholders.

In addition to the minimum qualifications for each nominee set forth above, the NCG Committee will recommend director candidates to the full Board for nomination, or present director candidates to the full Board for consideration, to help ensure that:

•	A majority of the Board of Directors shall be “independent” as defined by the NYSE rules;

•	Each of its Audit, Compensation and NCG Committees shall be comprised entirely of independent directors; and

•	At least one member of the Audit Committee shall have such experience, education and qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

Consideration of Shareholder Nominated Directors

The NCG Committee’s current policy is to review and consider any director candidates who have been recommended by shareholders in compliance with the procedures established from time to time by the NCG Committee. All shareholder recommendations for director candidates must be submitted in writing to our Secretary at Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034, who will forward all recommendations to the NCG Committee. All shareholder recommendations for director candidates for election at the 2013 annual meeting of shareholders must be submitted to our Secretary not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the 2012 annual meeting provided, however, that if the 2013 annual meeting is more than 30 days earlier or later than the first anniversary of the 2012 annual meeting, notice by the shareholder must be delivered not earlier than the 120th day and not later than the 90th day prior to the date of the 2013 annual meeting or, if the first public announcement of the date of the 2013 annual meeting is less than 100 days prior to the date of the 2013 annual meeting, the tenth day following the day on which public announcement of the date of the 2013 annual meeting is first made by us. All shareholder recommendations for director candidates must include the following information:

•	The shareholder’s name, address, number of shares owned, length of period held and proof of ownership;

•
The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

•
A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership as approved by the Board from time to time;

•	A description of all arrangements or understandings between the shareholder and the proposed director candidate;

•
The consent of the proposed director candidate (1) to be named in the proxy statement relating to our annual meeting of shareholders and (2) to serve as a director if elected at such annual meeting; and

•	Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

Identifying and Evaluating Nominees

The NCG Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, executive officers, third-party search firms or any other source it deems appropriate. The NCG Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or has been recommended to it by a shareholder in compliance with the NCG Committee’s procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. When nominating a sitting director for re-election, the NCG Committee will consider the director’s performance on the Board and the director’s qualifications in respect to the criteria set forth above. Other than circumstances in which we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, the NCG Committee will evaluate all proposed director candidates based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

Incumbent Directors and Nominees

The following list identifies each incumbent director and nominee for election to the Board at the Annual Meeting and describes each person’s principal occupation for the past five years. Each of the directors has served continuously from the date of his or her election to the present time.

Name	Age	Office
Gary A. Shiffman	57	Chairman, Chief Executive Officer, President and Director
Stephanie W. Bergeron	58	Director
Paul D. Lapides	57	Director (Nominee)
Clunet R. Lewis	65	Director
Robert H. Naftaly	74	Director (Nominee)
Ronald L. Piasecki	73	Director
Ted J. Simon	81	Director
Arthur A. Weiss	63	Director

Gary A. Shiffman is our Chairman, Chief Executive Officer, and President, and has been an executive officer since our inception. He has been actively involved in the management, acquisition, construction and development of manufactured housing communities and has developed an extensive network of industry relationships over the past twenty years. He has overseen the acquisition, rezoning, development and marketing of numerous manufactured home expansion projects, as well as other types of income producing real estate. Additionally, Mr. Shiffman has significant direct holdings in various real estate asset classes, which include office, multi-family, industrial, residential and retail. Mr. Shiffman is an executive officer and a director of Sun Home Services, Inc. (“Sun Home Services”) and all of our other corporate subsidiaries. Mr. Shiffman is also a director of Origen Financial, Inc. (OTCBB: ORGN.BB).

Stephanie W. Bergeron has been a director since May 2007. Ms. Bergeron, a registered certified public accountant, also serves as the President and Chief Executive Officer of Walsh College. Additionally, Ms. Bergeron serves as President and Chief Executive Officer of Bluepoint Partners, LLC, a firm providing financial consulting services. From December 1998 to December 2003, Ms. Bergeron served as Vice President and Treasurer and then Senior Vice President-Corporate Financial Operations of The Goodyear Tire & Rubber Company (“Goodyear”). Prior to joining Goodyear, Ms. Bergeron was a Vice President and Assistant Treasurer of DaimlerChrysler Corporation. She has also served on Audit Committees of several publicly traded companies (including as chairman) and a number of not for profit organizations. During her business career, Ms. Bergeron directed staff responsible for accounting, treasury, investor relations and tax matters. Crain’s Detroit Business named Bergeron one of its “Most Influential Women” in 1997 and in 2007.

Paul D. Lapides has been a director since December 1993. Mr. Lapides is Director of the Corporate Governance Center in the Michael J. Coles College of Business at Kennesaw State University, where he is a professor of management and entrepreneurship. Mr. Lapides is a director of EasyLink Services International Corporation (NASDAQ: ESIC) and a member of the Advisory Board of the National Association of Corporate Directors and served on the NACD’s Blue Ribbon Commission on Audit Committees (1999). Mr. Lapides has extensive knowledge and experience in the areas of real estate and corporate governance. Mr. Lapides, a certified public accountant, has been involved in real-estate related activities including the management of a $3.0 billion national portfolio of income-producing real estate. As a published author or co-author of more than 100 articles and twelve books, Mr. Lapides is considered a well-respected authority in management and corporate governance related issues.

Clunet R. Lewis has been a director since December 1993. He is currently the chairman of the Company's Audit Committee, a member of the Company's Compensation Committee and the Nominating and Governance Committee, and he serves as the Lead Independent Director. Mr. Lewis is a retired commercial lawyer. While in private practice as a senior partner in a law firm of Jaffe, Raitt, Heuer & Weiss, P.C. ("JRH&W"), Mr. Lewis specialized in mergers and acquisitions, debt financings, issuances of equity and debt securities, and corporate governance and control issues. Mr. Lewis has also served as Corporate Secretary, General Counsel, member of Board of Directors, Chief Financial Officer, President, and Managing Director of public and private companies. In his public-company positions, Mr. Lewis was primarily responsible for companies' legal affairs, banking relationships, relationships with auditors and the interactions between the companies and the SEC.

Robert H. Naftaly has been a director since October 2006. Mr. Naftaly is retired as President and Chief Executive Officer of PPOM, an independent operating subsidiary of Blue Cross Blue Shield of Michigan (“BCBSM”) and as Executive Vice President and Chief Operating Officer of BCBSM. Previously, Mr. Naftaly served as Vice President and General Auditor of Detroit Edison Company and was the Director of the Department of Management and Budget for the State of Michigan. He was a managing partner and founder of Geller, Naftaly, Herbach & Shapiro, a certified public accounting firm. In addition, Mr. Naftaly has served as a director of Meadowbrook Insurance Group, Inc. (NYSE:MIG) since 2002 where he is currently the Chairman of the Compensation Committee and a member of the Audit Committee and Finance Committee. Mr. Naftaly is a director of Walsh College, a non-profit institution that offers business and technology degrees and programs. Mr. Naftaly, a certified public accountant, draws upon a wide experience of board membership and leadership experiences. Mr. Naftaly was appointed by Governor Jennifer Granholm, as Chairperson, State Tax Commission of the State of Michigan in 2002. Mr. Naftaly is a member of the American Institute of Certified Public Accountants and the Michigan Association of Certified Public Accountants. In 2002, he received the Distinguished Achievement Award from the Michigan Association of Certified Public Accountants.

Ronald L. Piasecki has been a director since May 1996, upon completion of our acquisition of twenty-five manufactured housing communities (the “Aspen Properties”) owned by affiliates of Aspen Enterprises, Ltd. (“Aspen”). Mr. Piasecki was a director of Aspen Properties, which he co-founded in 1974. From 1974 until its sale to us in 1996, Mr. Piasecki was the managing partner in charge of property acquisition, financing and disposition, legal and accounting relationships and oversight, resident relations, lobbying and syndication and sale of registered private equity limited partnership and participating mortgage interests. Prior to our acquisition, Aspen was one of the largest privately-held developers and owners of manufactured housing communities in the U.S. In addition, Mr. Piasecki is a director of Advanced Equities Financial Corporation, a financial services firm engaged in retail and institutional securities brokerage, venture capital investment banking and financial advisory services. Mr. Piasecki has been involved in real estate development and management since 1968 when he began working in the tax department of the then accounting firm of Lybrand, Ross Brothers and Montgomery in Detroit. Mr. Piasecki then practiced law, specializing in real estate development, syndication and management, until 1980 when he became a full time partner in Aspen. Mr. Piasecki is currently engaged in the development and management of residential real estate properties in western Michigan.

Ted J. Simon has been a director since December 1993. Mr. Simon has decided not to stand for re-election at the Annual Meeting. Since February 1999, Mr. Simon has been affiliated with Grand Sakwa Management LLC, a real estate development company located in Farmington Hills, Michigan. From 1981 until January 1999, Mr. Simon was the Vice President-Real Estate (Midwest Group) of The Great Atlantic & Pacific Tea Company, Inc. and Mr. Simon was a Vice President-Real Estate and a director of Borman’s Inc., a wholly owned subsidiary of The Great Atlantic & Pacific Tea Company, Inc. Until December 2010, Mr. Simon was also a director of Clarkston State Bank, a wholly-owned subsidiary of Clarkston Financial Corporation (OTC BB: CKSB.OB). Mr. Simon has extensive executive-level experience in the real estate industry in general, including the management of large real estate and investment portfolios. Mr. Simon has been involved in business activities related to residential and commercial real estate for the past 58 years. Early in his career, Mr. Simon was involved with brokerage and management activities within the Detroit Metropolitan area. Later, Mr. Simon served as a senior real estate officer of various public supermarket companies with stores located across the United States, and their affiliated development subsidiaries.

Arthur A. Weiss has been a director since October 1996. Since 1976, Mr. Weiss has practiced law with the law firm of JRH&W, which represents us in various matters. Mr. Weiss is currently Chairman of the Board of Directors and a shareholder of JRH&W. Mr. Weiss practices law in the area of business planning, taxation, estate planning and real estate law. Mr. Weiss is a director of several closely-held companies in the real estate industry, steel industry, technology industry and banking industry. Mr. Weiss is also a director and officer of a number of closely held public and private nonprofit corporations, which include the Jewish Federation of Metropolitan Detroit and the Detroit Symphony Orchestra, where he is on the executive committee, and serves as a vice-president and board member. Mr. Weiss received a MBA in finance and a post graduate LLM degree from New York University in taxation. In addition to being an author and frequent lecturer in the Detroit area, Mr. Weiss previously was an Adjunct Professor of Law at Wayne State University. Mr. Weiss was recognized in 2008 as one of the nation’s Top 100 Attorneys by Worth magazine.

In addition to each director’s qualifications, experience and skills outlined in their biographical data above and the minimum Board qualifications set forth above, our NCG Committee looked for certain attributes in each director nominee and based on these attributes, and the mix of attributes of the other incumbent directors, determined that each director nominee should serve on our Board. The NCG Committee does not require that each director nominee possess all of these attributes but rather that the Board is comprised of directors that, taken together, provide us with a variety and depth of knowledge, judgment and experience necessary to provide effective oversight and vision. These attributes include: (a) significant leadership skills as a chief executive officer and/or relevant board member experience, (b) real estate industry experience, (c) transactional experience, especially within the real estate industry, (d) relevant experience in property operations, (e) financial expertise, and (f) legal or regulatory experience. The following table lists the attributes of each director, as determined by the NCG Committee:

Director	CEO/Board Experience	Real Estate Industry	Transactional Experience	Property Operations	Financial Expertise	Legal / Regulatory
Gary A. Shiffman	X	X	X	X	X
Stephanie W. Bergeron	X		X		X
Paul D. Lapides	X	X	X	X	X	X
Clunet R. Lewis	X	X	X		X	X
Robert H. Naftaly	X		X		X
Ronald L. Piasecki	X	X	X	X	X	X
Ted J. Simon	X	X	X	X	X
Arthur A. Weiss	X	X	X		X	X

To the best of our knowledge, there are no material proceedings to which any director or nominee is currently a party, or has a material interest, adverse to us. Except as described below, to the best of our knowledge, during the past ten years: (i) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any director or nominee, (ii) no director or nominee has been the subject of a or a party to any judicial or administrative proceedings relating to an alleged violation of (a) mail or wire fraud; (b) fraud in connection with any business entity; (c) violations of federal or state securities, commodities, banking or insurance laws and regulations, and (iii) no director or nominee has been the subject of a or a party to any sanction or order of any self-regulatory organization, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

As announced on February 27, 2006, the U.S. Securities and Exchange Commission (the “SEC”) completed its inquiry regarding the accounting for our SunChamp investment during 2000, 2001 and 2002, and the entry of an agreed-upon Administrative Order (the “Order”). The Order required us to cease and desist from violations of certain non-intent based provisions of the federal securities laws, without admitting or denying any such violations. On February 27, 2006, the SEC filed a civil action against Mr. Shiffman, in his capacity as our Chief Executive Officer, Jeffrey P. Jorissen, our then (and now former as of February 2008) Chief Financial Officer and a former Controller in the United States District Court for the Eastern District of Michigan alleging various claims generally consistent with the SEC’s findings set forth in the Order. On July 21, 2008, the U.S. District Court for the Eastern District of Michigan approved a settlement whereby the SEC dismissed its civil lawsuit against Mr. Shiffman and our former Controller. The SEC concurrently reached a settlement with Mr. Jorissen.

Director Compensation Tables

Directors who are also employees receive no additional compensation for their services as directors. During 2011, we paid directors that are not our employees the following annual fees:

	Chairman	Member
Annual Retainer	$—	$60,000
Audit Committee	$32,500	$30,000
Compensation Committee	$10,000	$5,000
NCG Committee	$10,000	$5,000
Executive Committee	$5,000	$—

The following tables provide compensation information for each member of the Board for the year ended on December 31, 2011.

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total
Stephanie W. Bergeron	$90,000	$14,561	$104,561
Paul D. Lapides	$65,000	$14,561	$79,561
Clunet R. Lewis	$102,500	$14,561	$117,061
Robert H. Naftaly	$100,000	$14,561	$114,561
Ronald L. Piasecki	$65,000	$14,561	$79,561
Ted J. Simon	$75,000	$14,561	$89,561
Arthur A. Weiss(2)	$45,000	$14,561	$59,561

(1)
This column represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”). For additional information on the valuation assumptions with respect to these grants, refer to Note 11 of our financial statements in the 2011 Annual Report.

(2)	Although Arthur A. Weiss earned director’s fees of $60,000 for services during the year ended December 31, 2011, he declined to accept these fees until the second quarter of 2011 and was paid $45,000.

Name	July 2011 Option Award 1,500 each (1)	Aggregate number of options outstanding at December 31, 2011
Stephanie W. Bergeron	$14,561	$7,500
Paul D. Lapides	$14,561	$11,000
Clunet R. Lewis	$14,561	$12,000
Robert H. Naftaly	$14,561	$7,500
Ronald L Piasecki	$14,561	$4,500
Ted J. Simon	$14,561	$11,000
Arthur A. Weiss	$14,561	$10,500

(1)
This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to these grants, refer to Note 11 of our financial statements in the 2011 Annual Report.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The first matter to be considered at the Annual Meeting will be the election of two directors. The class up for election includes three director seats, which are currently held by Ted J. Simon, Paul D. Lapides and Robert H. Naftaly. Mr. Simon has decided not to stand for re-election, but he will continue to serve on the Board of Directors until the date of the Annual Meeting. Following the recommendation of the NCG Committee, the Board of Directors has nominated Messrs. Lapides and Naftaly to serve as directors. Each director elected at the Annual Meeting will serve for a term commencing on the date of the Annual Meeting and continuing until the annual meeting of shareholders to be held in 2015 or until his successor is duly elected and qualified. In the absence of directions to the contrary, proxies will be voted in favor of the election of the two nominees named above.

Because no one has been nominated to be elected to serve as a director with respect to Mr. Simon's seat in the class up for election at the Annual Meeting, that seat will be vacant immediately after the Annual Meeting. After the Annual Meeting, the Board, as permitted by our bylaws, may by resolution reduce the size of the Board to seven directors. Alternatively, the Board may elect a director to fill the vacancy upon identification of a qualified candidate. If the Board elects a director to fill the vacancy, such director will serve until the annual meeting of shareholders to be held in 2013 or until his or her successor is elected and qualified. Because such director, if elected by the Board, will serve only until the 2013 annual shareholders meeting, at the 2013 annual shareholders meeting, the shareholders will vote on a proposal to elect a director to fill that seat until the annual meeting of shareholders to be held in 2015 or until his or her successor is elected and qualified.

Vote Required

A majority of the votes cast in person or by proxy at the Annual Meeting is required for the election of directors. Abstentions will not be counted in determining which nominees received a majority of votes cast since abstentions do not represent votes cast for or against a candidate. Brokers are not empowered to vote on the election of directors without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Since broker non-votes are not considered votes cast for or against a candidate, they will not be counted in determining which nominees receive a majority of votes cast. Although we know of no reason why any nominee would not be able to serve, if any nominee should become unavailable for election, the persons named as proxies will vote your shares of Common Stock to approve the election of any substitute nominee proposed by the Board.

Board Recommendation

The Board unanimously recommends that you vote “FOR” each of the two nominees for a three year term.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF GRANT THORNTON LLP

The second proposal to be considered at the Annual Meeting will be the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm. The Audit Committee has selected and appointed Grant Thornton LLP as our independent registered public accounting firm to audit its consolidated financial statements for the year ending December 31, 2012. Grant Thornton LLP has audited our consolidated financial statements since 2003. Although ratification by shareholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to shareholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in our best interests and our shareholders. If our shareholders do not ratify the appointment of Grant Thornton, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

It is anticipated that a representative of Grant Thornton LLP will attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Auditor Fees
Aggregate fees for professional services rendered by Grant Thornton LLP, our independent auditors, for the fiscal years ended December 31, 2011 and 2010 were as follows:

Category	FYE 12/31/11	FYE 12/31/10
Audit Fees: For professional services rendered for the audit of our financial statements, the audit of internal controls relating to Section 404 of the Sarbanes-Oxley Act, and the reviews of our quarterly financial statements and consents	$601,908	$416,280
Audit-Related Fees: For professional services rendered for accounting assistance with new accounting standards and potential transactions and other SEC related matters	$32,020	$7,020
Tax Fees	$—	$—
All Other Fees	$—	$—

Auditor Fees Policy

The Audit Committee has a policy concerning the pre-approval of audit and non-audit services to be provided by our independent auditors. The policy requires that all services provided by the independent auditors to us, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a particular budget. In other cases, specific pre-approval is required. The Audit Committee approved all audit and non-audit related services provided to us by Grant Thornton during the 2011 fiscal year.

Vote Required

A majority of the votes cast in person or by proxy at the Annual Meeting is required to ratify the selection of Grant Thornton LLP. Abstentions will not be counted as votes cast for this proposal and do not represent votes cast for or against the ratification of the selection of Grant Thornton LLP. In the absence of your voting instructions, your broker or nominee may vote your shares for this proposal in its discretion.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2012.

REPORT OF THE AUDIT COMMITTEE

The Board maintains an Audit Committee comprised of three of our directors. The directors who serve on the Audit Committee are all “independent” for purposes of the NYSE listing standards. The Audit Committee held four formal meetings and several informal meetings during the 2011 fiscal year.

In accordance with its written charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

•	reviewed and discussed the audited financial statements with management and Grant Thornton, LLP, our independent auditors, for the fiscal year ended December 31, 2011;

•	discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards); and

•
received and reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 be filed with the SEC.

The Audit Committee has considered and determined that the level of fees of Grant Thornton LLP for provision of services other than the audit services is compatible with maintaining the auditor’s independence.

Respectfully Submitted,
Members of the Audit Committee:
Clunet R. Lewis
Robert H. Naftaly
Stephanie W. Bergeron

MANAGEMENT AND EXECUTIVE COMPENSATION

Executive Officers

The persons listed below are our executive officers who served during the last completed fiscal year. Each is appointed by, and serves at the pleasure of, the Board.

Name	Age	Office
Gary A. Shiffman	57	Chairman, Chief Executive Officer, and President
Karen J. Dearing	47	Executive Vice President, Treasurer, Chief Financial Officer and Secretary
John B. McLaren	41	Executive Vice President and Chief Operating Officer
Jonathan M. Colman	56	Executive Vice President

Background information for Gary A. Shiffman is provided above. Background information for the other three current executive officers is set forth below.

Karen J. Dearing joined us in October 1998 as the Director of Finance where she worked extensively with accounting and finance matters related to our ground up developments and expansions. Ms. Dearing became our Corporate Controller in 2002, a Senior Vice President in 2006, and Executive Vice President and Chief Financial Officer in February 2008. She was responsible for the overall management of our information technology, tax, accounting and finance departments, and all internal and external financial reporting. Prior to working for us, Ms. Dearing had eight years of experience as the Financial Controller of a privately-owned automotive supplier specializing in critical automotive fasteners and five years’ experience as a certified public accountant with Deloitte & Touche.

John B. McLaren has been in the manufactured housing industry since 1995. Prior to his appointment as Executive Vice President and Chief Operating Officer in February 2008, Mr. McLaren served, since August 2005, as Senior Vice President of Sun Home Services with overall responsibility for homes sales and leasing. Prior to that, Mr. McLaren was a Regional Vice President for Apartment Investment & Management Company (“AIMCO”), a Real Estate Investment Trust engaged in leasing apartments. Prior to AIMCO, Mr. McLaren spent approximately three years as Vice President of Leasing and Service for Sun Home Services with responsibility for developing and leading our rental home program.

Jonathan M. Colman joined us in 1994 as Vice President-Acquisitions and became a Senior Vice President in 1995 and an Executive Vice President in March 2003. A certified public accountant, Mr. Colman has over twenty years of experience in the manufactured housing community industry. He has been involved in the acquisition, financing and management of over 75 manufactured housing communities for two of the 10 largest manufactured housing community owners, including Uniprop, Inc. during its syndication of over $90.0 million in public limited partnerships in the late 1980s. Mr. Colman is also a Vice President of all of our corporate subsidiaries.

To the best of our knowledge, there are no material proceedings to which any executive officer is currently a party, or has a material interest, adverse to us. To the best of our knowledge, except with respect to Mr. Shiffman (as described above), during the past ten years: (i) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer, (ii) no executive officer has been the subject of a or a party to any judicial or administrative proceedings relating to an alleged violation of (a) mail or wire fraud; (b) fraud in connection with any business entity; (c) violations of federal or state securities, commodities, banking or insurance laws and regulations, and (iii) no any executive officer has been the subject of a or a party to any sanction or order of any self-regulatory organization, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compensation Discussion and Analysis

Compensation Committee Composition and Charter

The Compensation Committee assists the Board in fulfilling its responsibilities for determining the compensation offered to our executive officers. The Compensation Committee, among other functions:

•	consults with executive management in developing a compensation philosophy;

•
reviews and approves the goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers ensuring those goals are aligned with our short and long-term objectives;

•	reviews and approves salary, annual and long-term incentive compensation performance objectives and payments for the executive officers;

•	evaluates the performance of the executives in light of the goals and objectives of our executive compensation plans and establishes future compensation levels based upon this evaluation;

•	reviews and approves grants and awards to the executive officers and other participants under our equity based compensation plans, and;

•	reviews and approves any employment agreements and severance agreements to be made with any existing or prospective executive officer.

The Compensation Committee has the authority to retain and terminate independent, third-party compensation consultants and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. The Compensation Committee has utilized the services of a compensation consultant in crafting its compensation policies for the compensation years included herein. Each member of the Compensation Committee is independent under NYSE rules. A copy of the Compensation Committee Charter is available under the “Investor Relations-Officers and Directors” section of our website at www.suncommunities.com.

In late 2010, the Compensation Committee engaged FPL Associates (“FPL”), a nationally recognized consulting firm specializing in the real estate industry, to: (1) assist the Compensation Committee with identifying a peer group; (2) assess the overall framework of our executive compensation program; (3) assess the compensation levels compared to the selected peer group; and (4) provide guidance and recommendations in establishing the overall compensation structure and individual compensation opportunities that were in place during 2010 and those established in 2011. The compensation of our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer were reviewed and compared to a Public REIT Peer Group (the “Peer Group”) generally comparable to us in terms of asset class, size and/or geography. The Peer Group contained the following companies:

•	Associated Realty Corporation

•	Colonial Properties Trust

•	EastGroup Properties, Inc.

•	Equity LifeStyle Properties, Inc.

•	Glimcher Realty Trust

•	Home Properties, Inc.

•	Mid-America Apartment Communities, Inc.

•	Post Properties, Inc.

•	Ramco-Gershenson Properties Trust

•	UMH Properties, Inc.

The compensation data for each company was reviewed over a three-year period and compared to our compensation data for the same period. Each compensation component and total compensation of our three officers generally ranked between the 25th percentile to median of the total compensation levels of the Peer Group. The Compensation Committee believed this to be an appropriate level of compensation, although the Compensation Committee does not set a specific target level of compensation for our officers in relation to peers. As part of the review, FPL and the Compensation Committee discussed long-term equity plans with multi-year performance components including the types of programs being utilized in the marketplace, an analysis of all the peer long-term incentive plans, and key considerations with regards to such a plan for us. The Compensation Committee evaluated the possibility of adding a long-term equity plan with multi-year performance metrics as a component of our compensation program in future years. FPL has not provided any other services to us.

Compensation Philosophy and Objectives

The goals and objectives of our executive compensation program are to attract and retain a skilled executive team to manage, lead and direct our personnel and capital to obtain the best possible economic results.

The executive compensation program supports our commitment to providing superior shareholder value. This program is designed to:

•	attract, retain and reward executives who have the motivation, experience and skills necessary to lead us effectively and encourage them to make career commitments to us;

•	base executive compensation levels on our overall financial and operational performance and the individual contribution of an executive officer to our success;

•	create a link between the performance of our stock and executive compensation; and

•	position executive compensation levels to be competitive with other similarly situated public companies including the real estate industry in general and manufactured housing REITs in particular.

Annual salary and incentive awards are intended to be competitive in the marketplace to attract and retain executives. Stock options and restricted stock awards are intended to provide longer-term motivation which has the effect of linking stock price performance to executive compensation. Restricted stock is also intended to provide post-retirement financial security in lieu of other forms of more costly supplemental retirement programs. We have not implemented any policies related to stock ownership guidelines for our executive management or for members of the Board.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all decisions regarding the compensation of executive officers, including cash-based and equity-based incentive compensation programs. The Compensation Committee reviews the performance, and determines the annual incentive compensation, of the Chief Executive Officer. The Compensation Committee and the Chief Executive Officer annually review the performance metrics of the short and long-term performance plans and the performance of the other executive officers. The conclusions reached and recommendations based on the reviews of the other executive officers, including with respect to annual incentive and equity award amounts, are presented by the Chief Executive Officer to the Compensation Committee, which can exercise its discretion in modifying any recommended incentive or equity awards. From time to time, the Compensation Committee may request our Senior Vice President of Human Resources or Chief Financial Officer to collect publicly available information on compensation levels and programs for executives. In addition, our Chief Financial Officer analyzes implications of various executive compensation awards or plan designs.

Compensation Components and Processes

In order to implement our executive compensation philosophy, the Compensation Committee exercises its independent discretion in reviewing and approving the executive compensation program as a whole, as well as specific compensation levels for each executive officer. Final aggregate compensation determinations for each fiscal year are generally made after the end of the fiscal year, after financial statements for such year become available. At that time, the Compensation Committee determines annual incentive award, if any, for the past year’s performance, sets base salaries for those executive officers whose base salaries are not bound by employment agreements for the following fiscal year and makes awards of equity-based compensation, if any. Prior to the engagement of FPL in late 2010, the Compensation Committee did not formally benchmark executive compensation but did, on occasion, review salary and compensation information for companies with comparable market capitalization, number of employees and business sectors as published in the National Association of Real Estate Investment Trusts Compensation Survey (the “NAREIT Survey”) and various other compensation studies and surveys. The Compensation Committee used this information to gain a general understanding of current compensation practices and guidelines and did not tie its compensation decisions to any particular target or level of compensation noted in the NAREIT Survey or other surveys. The Compensation Committee considers (a) internal equity among executive officers, (b) market data for the positions held by these executives, (c) each executive’s duties, responsibilities, and experience level, (d) each executive’s performance and contribution to our success, and (e) cost to us when determining levels of compensation.

The Compensation Committee also considered the results of the advisory vote by shareholders on executive compensation, or the “say-on-pay” proposal, presented to shareholders at our 2011 annual meeting of shareholders. As reported in our Form 8-K, filed with the SEC on July 28, 2011, approximately 96% of the shares that voted on the say-on-pay proposal approved our 2010 executive compensation. Based on the votes from our 2011 annual meeting, we will continue to offer an annual non-binding advisory vote on the executive compensation. Accordingly, the Compensation Committee made no direct changes to our executive compensation program as a result of the say-on-pay vote and our executive compensation program for the year ended December 31, 2011 continued to focus on the factors and objectives described above.

The key components of executive officer compensation are base salary, annual incentive awards, and long-term equity incentive awards. Base salary is generally based on factors such as an individual officer’s level of responsibility, prior years’ compensation, comparison to compensation of other officers, and compensation provided at competitive companies and companies of similar size.

Annual incentive awards are cash bonuses that motivate the executive officers to maximize our annual operating and financial performance and reward participants based on annual performance. The Compensation Committee annually reviews the performance measures for determining award levels which include individual performance, our performance against budget and growth in FFO and CNOI, in each case as measured against targets established by the Compensation Committee. A definition of FFO and NOI is included under the heading “Supplemental Measures” in Item 7 in our 2011 Annual Report and CNOI is described in the Target Ranges Table under “2011 Compensation” below. The Compensation Committee, in its sole discretion, may make adjustments to the NAREIT definition of FFO in determining FFO performance targets and achievement. The specific performance measures of the 2011 annual incentive award plan are further enumerated below.

Long-term equity incentive awards are provided to the executive officers in order to increase their personal stake in our success and motivate them to enhance our long-term value while better aligning their interests with those of other shareholders. Equity awards are generally awarded in the form of restricted stock although stock options are utilized from time to time. The value of the restricted shares awarded is the price of a share of our stock as of the close of business on the grant date. On an annual basis the Compensation Committee reviews and approves the equity incentives to be issued to each of the executive officers for the prior year’s performance. There is no established target for long-term equity incentive awards for any of the executive officers either as a dollar value or percentage of their total compensation. Rather, the Compensation Committee reviews this component of each executive officer’s total compensation on an annual basis. As such the Compensation Committee in May 2011 awarded equity incentive awards of 50,000 shares of restricted stock to Mr. Shiffman, 10,000 shares of restricted stock to Ms. Dearing and 7,500 shares of restricted stock to Mr. McLaren to complement their base salaries and bonuses for 2011.

Equity incentive awards were awarded in relation to the company’s performance and individual 2011 performance in February 2012. Ms. Dearing was granted 5,000 shares of restricted stock and Mr. McLaren was granted 10,000 shares of restricted stock. In addition, in March 2011, we granted 7,500 shares of restricted stock to Ms. Dearing and 12,500 shares of restricted stock to Mr. McLaren pursuant to the terms of their new employment agreements. Restricted stock awards generally begin to vest after three to four years from the date of grant and then vest over the following four to nine years. Our executive officers (as well as our employees that receive restricted stock awards) receive dividends on the restricted stock awards that have been granted to date, including restricted stock awards that have not vested.

Employment Agreements

Gary A. Shiffman

In 2005, we entered into an employment agreement with Gary A. Shiffman pursuant to which Mr. Shiffman serves as our Chairman, Chief Executive Officer, and President. Mr. Shiffman’s employment agreement is for an initial term ending December 31, 2011 and is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement. Pursuant to this employment agreement, Mr. Shiffman is paid an annual base salary of $545,000, which will be increased by an annual cost of living adjustment beginning with calendar year 2006. In addition to his base salary and in accordance with the terms of his employment agreement and in the sole discretion of the Compensation Committee, Mr. Shiffman is entitled to annual incentive compensation of up to 75% of his then current base salary if he satisfies certain individual and Company performance criteria established from time to time by the Compensation Committee. Mr. Shiffman also is entitled to annual incentive compensation of up to 25% of his then current base salary in the sole discretion of the Compensation Committee. The non-competition clauses of Mr. Shiffman’s employment agreement preclude him from engaging, directly or indirectly: (a) in the real estate business or any ancillary business during the period he is employed by us; and (b) in the manufactured housing community business or any ancillary business for a period of eighteen months following the period he is employed by us. However, Mr. Shiffman’s employment agreement does allow him to make passive investments relating to real estate in general or the housing industry in particular (other than in manufactured housing communities) during the period he is employed by us.

The initial term of the employment agreement of Mr. Shiffman expired on December 31, 2011 and the agreement was automatically renewed for a one-year term. The Compensation Committee has been negotiating the terms of a new employment agreement with Mr. Shiffman.

A copy of Mr. Shiffman’s employment agreement is attached as an exhibit to our periodic filings under the Exchange Act.

Karen J. Dearing

On March 7, 2011 with an effective date of January 1, 2011 (the “Effective Date”), we entered into an employment agreement with Karen J. Dearing pursuant to which Ms. Dearing serves as our Executive Vice President, Chief Financial Officer, Secretary, and Treasurer. Ms. Dearing’s employment agreement is for an initial term commencing on the Effective Date and ending on December 31, 2015. The employment agreement is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement. Pursuant to the employment agreement, Ms. Dearing is paid an annual base salary of $335,000 thereafter, subject to adjustments in accordance with the annual cost of living provided that if the base salary for the calendar year 2014 is less than 115% of the base salary for calendar year 2011, for 2014 and 2015 only, the annual increase in the base salary shall be the greater of five percent or the otherwise applicable cost of living adjustment. Upon signing the employment agreement, Ms. Dearing was paid a one-time signing bonus of $150,000. In addition to her base salary and in accordance with the terms of her employment agreement and in sole discretion of the Compensation Committee, Ms. Dearing is eligible for annual incentive compensation of up to 50% of her base salary if certain annual individual and/or Company performance criteria, as established by the Compensation Committee in its sole discretion, are met and up to 50% of her base salary at the sole discretion of the Compensation Committee. The clawback clause of Ms. Dearing’s employment agreement deems that the bonus payment or any other incentive compensation is not deemed fully earned and vested, and Ms. Dearing shall reimburse us if previously paid, to the extent such incentive compensation becomes subject to clawback pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or NYSE rules. Upon the execution of the employment agreement, Ms. Dearing was granted 7,500 shares of restricted stock pursuant to the terms of the employment agreement, which shall vest 2,500 shares on each of the fourth, fifth, and sixth anniversaries of the Effective Date. The non-competition clauses of Ms. Dearing’s employment agreement preclude her from engaging, directly or indirectly, in the development, ownership, leasing, management, financing, or sales of manufactured housing communities or manufactured homes anywhere in the continental United States or Canada during the period she is employed by us and for a period of up to twenty four months following the period she is employed by us; provided, however, that if Ms. Dearing is terminated without “cause” the period of non-competition shall be reduced to twelve months following the period she is employed by us. Notwithstanding, Ms. Dearing’s employment agreement does allow her to make passive investments in publicly-traded entities engaged in our business during the period she is employed by us. See “Change in Control and Severance Payments” for a description of the terms of the employment agreement relating to change of control and severance payments.

A copy of the 2011 Dearing Agreement is attached as an exhibit to our periodic filings under the Exchange Act.

John B. McLaren

On March 7, 2011 but effective as of the Effective Date, we entered into an employment agreement with John B. McLaren pursuant to which Mr. McLaren serves as our Executive Vice President and Chief Operating Officer. Mr. McLaren’s employment agreement is for an initial term commencing on the Effective Date and ending on December 31, 2015. The employment agreement is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement. Pursuant to the employment agreement, Mr. McLaren is paid an annual base salary of $345,000 in the first year, $375,000 in the second year, $400,000 in the third year, and $425,000 thereafter, subject to adjustments in accordance with the annual cost of living. Upon signing the employment agreement, Mr. McLaren was paid a one-time signing bonus of $150,000. In addition to his base salary and in accordance with the terms of his employment agreement and in the sole discretion of the Compensation Committee, Mr. McLaren is eligible for annual incentive compensation of up to 50% of his base salary if certain annual individual and/or Company performance criteria, as established by the Compensation Committee in its sole discretion, are met and up to 50% of his base salary at the sole discretion of the Compensation Committee. The clawback clause of Mr. McLaren’s employment agreement deems that the bonus payment or any other incentive compensation is not deemed fully earned and vested, and Mr. McLaren shall reimburse us if previously paid, to the extent such incentive compensation becomes subject to clawback pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or NYSE rules. Promptly after the execution of the employment agreement, Mr. McLaren was granted 12,500 shares of restricted stock pursuant to the terms of the employment agreement, which shall vest 4,166 shares on each of the fourth and fifth anniversaries of the Effective Date, and the remainder shall vest on the sixth anniversary. The non-competition clauses of Mr. McLaren’s employment agreement preclude him from engaging, directly or indirectly, in the development, ownership, leasing, management, financing, or sales of manufactured housing communities or manufactured homes anywhere in the continental United States or Canada during the period he is employed by us and for a period of up to twenty four months following the period he is employed by us; provided, however, that if Mr. McLaren is terminated without “cause” the period of non-competition shall be reduced to twelve months following the period he is employed by us. Notwithstanding, Mr. McLaren’s employment agreement does allow him to make passive investments in publicly-traded entities engaged in our business during the period he is employed by us. See “Change in Control and Severance Payments” for a description of the terms of the employment agreement relating to change of control and severance payments.

A copy of the 2011 McLaren Agreement is attached as an exhibit to our periodic filings under the Exchange Act.

2011 Compensation
The base salaries for the named executive officers for the year ended December 31, 2011, were paid in accordance with existing employment agreements or arrangements.
For 2011, the Compensation Committee established the following targets for the executive officers in relation to annual incentive awards. The achievement of such targets was used to determine a portion of the executive’s annual incentive award. As indicated in each executive’s employment agreement, the payment of any or all of the incentive compensation, whether or not set targets are achieved, is in the sole discretion of the Compensation Committee. The structure of the bonus plans for Mr. Shiffman and Ms. Dearing are set forth in the tables below:

CEO Bonus Plan		% of Salary
Item	Allocation of Base Salary	30 % Met	60% Exceed	100% Excel	Maximum Discretionary Award (2)	Total Bonus Awarded

Achievement of individual goals	$159,346	$47,804	$95,608	$159,346	—	$159,346
Company achievement of FFO (1)	318,693	95,608	191,216	318,693	—	191,216
Compensation Committee Discretion (2)	159,346	—	—	—	159,346	159,346
Total	$637,385					$509,908

Due to the exceptional results achieved in 2011, including acquisitions and financing transactions, the Compensation Committee, elected to exercise its sole discretion to award Mr. Shiffman an additional discretionary amount of $127,477, bringing his total annual incentive bonus to $637,385.

CFO Bonus Plan		% of Salary
Item	Allocation of Base Salary	30 % Met	60% Exceed	100% Excel	Maximum Discretionary Award (2)	Total Bonus Awarded

Achievement of individual goals	$83,750	$25,125	$50,250	$83,750	—	$83,750
Company achievement of FFO (1)	167,500	50,250	100,500	167,500	—	100,500
Compensation Committee Discretion (2)	83,750	—	—	—	83,750	68,675
Total	$335,000					$252,925

(1) See Target Ranges Table below for achievement ranges.
(2) The Compensation Committee has the discretion to award the CEO a cash bonus of up to a maximum of 25% of his base salary and the CFO a cash bonus in any amount up to a maximum of 50% of her base salary.

The individual goals for Mr. Shiffman were focused on strategic leadership of the organization and communication of our mission and values, implementation of systems and processes that assure physical, financial and human resources of our organization, and provide strategic planning and guidance for opportunistic acquisition and/or expansions. The individual goals for Ms. Dearing were focused on evaluation and implementation of strategies associated with our capital requirements and structure including debt and equity transactions, effectively leading our accounting, tax and information technology departments, and creating and communicating along with the other executive officers, our strategic vision. The Compensation Committee determined that for fiscal year 2011 both Mr. Shiffman and Ms. Dearing “excelled” in the achievement of their individual goals and as such, achieved annual incentive awards of $159,346 and $83,750, respectively, for the achievement of this target.

The following tables provide a summary of the various target levels that we established compared to the actual results to evaluate the achievement of certain executive goals:

	Target Ranges
Achievement Level	FFO	CNOI(2)	Annual Quant Sales Budget	Revenue Producing Sites (“RPS”)
Met	$3.03 ≤ FFO ≤ $3.06	> $146,732,533	1,651	> 556
Exceed	$3.06 < FFO ≤ $3.09	> $147,466,196	1,651	> 606
Excel	$3.09 < FFO	> $148,199,858	1,651	> 656

	Company Results
	Revised FFO (1)	CNOI(2)	Annual Quant Sales Budget	Revenue Producing Sites (“RPS”)
Result	$3.07	$147,089,843	1,439	732
Achievement Level	Exceed	Met	Not Met	Excel

(1) The reconciliation for Revised FFO as deemed by the Compensation Committee is below.
(2) CNOI is comprised of NOI/Gross Profit excluding any Gross Profit (Loss) on sales of homes that were utilized in the Company's rental program. The CNOI of acquired communities in 2011 are not in the above target.

Although we reported FFO-Adjusted per share of $3.13, the Compensation Committee, in its sole discretion, reduced FFO-Adjusted per share for executive incentive purposes to $3.07 to reflect a charge for unrecovered 2009 interest expense related to a change in our lending agreement with Fannie Mae and PNC Bank. We refer to this as “Revised FFO”. The interest was added back to FFO for executive compensation purposes in 2009, but was not recovered in 2011 when the disagreement between us, Fannie Me and PNC Bank was concluded. The following table provides information regarding the charge that was excluded from the Compensation Committee’s calculation of Revised FFO (shown as diluted per share):

Year Ended December 31, 2011
Funds from operations (FFO)	$3.01
Acquisition related costs	0.08
Asset impairment charge	0.06
Benefit for state income taxes	(0.02)
Unrecovered 2009 FNMA/ARCS facility fee	(0.06)
Revised FFO as deemed by the Compensation Committee	$3.07

We achieved Revised FFO/share of $3.07 as adjusted by the Compensation Committee and as such Messrs. Shiffman and McLaren and Ms. Dearing achieved annual incentive awards of $191,216, $41,400 and $100,500, respectively, for the achievement of this target.

The structure of the annual incentive plan for Mr. McLaren is set forth in the table below:

COO Bonus Plan		% of Salary
Item	Allocation of Base Salary	30% Minimum	60% Target	100% Maximum	Maximum Discretionary Award (2)	Total Bonus Awarded

CNOI(1)(2)	$86,250	$25,875	$51,750	$86,250	-
Company achievement of FFO (2)	69,000	20,700	41,400	69,000	-	41,400
Achievement of Revenue Producing Sites (“RPS”) (2)	17,250	5,175	10,350	17,250	-	17,250
Compensation Committee Discretion (3)	172,500				172,500	172,500
Total	$345,000					$231,150

(1) Annual Quant Sales Budget must also be achieved in order to be eligible for the CNOI Payout.
(2) See Target Ranges Table above for achievement ranges and definition of CNOI.
(3) The Compensation Committee has the discretion to award the COO a cash bonus in any amount up to a maximum of 50% of his base salary.

We achieved CNOI of $147,089,843 and we did not achieve the annual quant sales budget of 1,651, so Mr. McLaren did not achieve an annual incentive award for this target. We also achieved a gain in RPS of 732 sites and Mr. McLaren achieved an annual incentive award of $17,250 related to the achievement of this target.

For Jonathan M. Colman:

Mr. Colman’s annual incentive award is determined in the sole discretion of the CEO and recommended to the Compensation Committee after review of his overall responsibilities, his individual performance during the year, the annual incentives of the other executive officers and his overall compensation. For the fiscal year 2011, the CEO recommended and the Compensation Committee approved an annual incentive award of $75,000 related to his work on the acquisition of the 23 communities completed in 2011.

Tax and Accounting Implications

Deductibility of Executive Compensation.

Section 162(m) of the Code limits the deductibility on our tax return of compensation over $1.0 million to any of our named executive officers. However, compensation that is paid pursuant to a plan that is performance-related, non-discretionary and has been approved by our shareholders is not subject to section 162(m). We have such a plan and may utilize it to mitigate the potential impact of section 162(m). We did not pay any compensation during 2011 that would be subject to section 162(m). We believe that, because we qualify as a REIT under the Code and therefore are not subject to federal income taxes on its income to the extent distributed, the payment of compensation that does not satisfy the requirements of section 162(m) will not generally affect our net income. However, to the extent that compensation does not qualify for deduction under section 162(m) or under short term incentive plans approved by shareholders to, among other things, mitigate the effects of section 162(m), a larger portion of shareholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that section 162(m) will materially affect the taxability of shareholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each shareholder. For these reasons, the Compensation Committee’s compensation policy and practices are not directly governed by section 162(m).

409A Considerations.

We have also taken into consideration Code Section 409A in the design and implementation of our compensation programs. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

Risks Arising from Compensation Policies and Practices

Our senior management has assessed the enterprise-wide risks facing us and processes and procedures to mitigate such risks. In connection with such enterprise risk management process, our compensation programs were assessed, including program features that could potentially encourage excessive or imprudent risk taking and the specific aspects of our compensation policies and procedures which mitigate some of the material risks that might otherwise arise from such policies and procedures. Following this review, our management, Compensation Committee and full Board of Directors affirmatively determined that there were no risks arising from the compensation policies and practices that are reasonably likely to have a material adverse effect on us.

Summary Compensation Table
The following table includes information concerning compensation for our named executive officers for the fiscal year ended December 31, 2011.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	All Other Compensation (4)	Total
Gary A. Shiffman, Chairman,	2011	$637,385	$637,385	$1,882,000	$47,571	$3,204,341
Chief Executive Officer, and	2010	$615,012	$135,000	$—	$47,370	$797,382
President	2009	$621,779	$340,000	$897,000	$47,926	$1,906,705

Karen J. Dearing, Executive Vice	2011	$335,000	$402,925	$834,575	$5,145	$1,577,645
President, Treasurer, Chief	2010	$290,096	$—	$—	$5,594	$295,690
Financial Officer and Secretary	2009	$275,192	$172,000	$149,500	$6,022	$523,336

John B. McLaren, Executive Vice	2011	$345,000	$381,150	$1,113,925	$5,194	$1,845,269
President and Chief Operating	2010	$277,628	$—	$—	$4,397	$282,025
Officer	2009	$280,696	$147,500	$149,500	$5,385	$533,156

Jonathan M. Colman, Executive	2011	$191,521	$75,000	$—	$2,210	$268,731
Vice President	2010	$186,864	$15,000	$—	$2,777	$204,641
	2009	$190,194	$47,000	$—	$2,314	$239,508

(1)	The base salary amounts for 2009 include payments for 27 bi-weekly pay periods. The base salary amounts for 2011 and 2010 include payments for 26 bi-weekly pay periods.

(2)
See “2011 Compensation” above for additional information regarding annual incentive payments awarded in 2011. Although the annual incentive payments were earned for 2011, 2010 and 2009 such payments were made in 2012, 2011 and 2010, respectively. The bonus in 2011 for Ms. Dearing and Mr. McLaren includes the $150,000 signing bonus as provided for in their respective employment agreements.

(3)
This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to these grants, refer to Note 11 of our financial statements in the 2011 Annual Report.

(4)
Includes matching contributions to our 401(k) Plan of $3,862, $4,900, $1,915 and $4,850 for each of Messrs. Shiffman, McLaren, Colman and Ms. Dearing respectively; for the fiscal year ended December 31, 2011. Includes matching contributions to our 401(k) Plan of $4,775, $3,805, $2,489 and $4,900 for each of Messrs. Shiffman, McLaren, Colman and Ms. Dearing respectively; for the fiscal year ended December 31, 2010. Includes matching contributions to our 401(k) Plan of $4,158, $4,853, $2,062 and $4,900 for each of Messrs. Shiffman, McLaren, Colman and Ms. Dearing respectively; for the fiscal year ended December 31, 2009. Also includes premiums for life insurance and accidental death and disability insurance in the amount of $294 for each of Messrs. Shiffman, McLaren, Colman and Ms. Dearing for the fiscal year ended December 31, 2011; $288 for each of Messrs. Shiffman, McLaren, Colman and Ms. Dearing for the fiscal year ended December 31, 2010; and $252 for each of Messrs. Shiffman, McLaren and Colman and Ms. Dearing for the fiscal year ended December 31, 2009. Includes perquisites for sporting events valued in the amounts of $3,415 for Mr. Shiffman in the year ended December 31, 2011. Includes $40,000, $39,000, and $36,667 paid to Mr. Shiffman by Origen Financial, Inc. for service on its Board of Directors for the fiscal years ended December 31, 2011, 2010 and 2009, respectively.

Grants of Plan Based Awards

We made the following grants of restricted shares of our common stock to certain named executive officers in 2011. The shares granted on March 7, 2011 vest one third of the shares on each of January 1, 2015, 2016 and 2017. The shares granted on May 6, 2011 vest one third of the shares on each of May 6, 2015, 2016 and 2017. The shares granted on February 20, 2012 vest 20 percent on February 20, 2016, 30 percent on February 20, 2017, 35 percent on February 20, 2018, 10 percent on February 20, 2019 and five percent on February 20, 2020.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks or Units (#)	Grant Date Fair Value of Stock and Option Awards (1)
Gary A. Shiffman	5/6/2011	50,000	1,882,000
Karen J. Dearing	3/7/2011	7,500	254,175
	5/6/2011	10,000	376,400
	2/20/2012	5,000	204,000
John B. McLaren	3/7/2011	12,500	423,625
	5/6/2011	7,500	282,300
	2/20/2012	10,000	408,000

(1) Pursuant to SEC rules, this column represents the total fair market value of restricted stock awards, in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information with respect to the value of all restricted share awards previously granted our named executive officers. None of the named executive officers hold any unexercised options.

Outstanding Equity Awards at Fiscal Year-End as of December 31, 2011

	Share Awards (1)
Name	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested (2)
Gary A. Shiffman	3,502	$127,928	(3)
	1,000	$36,530	(4)
	60,000	$2,191,800	(7)
	50,000	$1,826,500	(9)
Karen J. Dearing	350	$12,786	(4)
	2,500	$91,325	(5)
	10,000	$365,300	(6)
	10,000	$365,300	(7)
	7,500	$273,975	(8)
	10,000	$365,300	(9)
John B. McLaren	10,000	$365,300	(6)
	10,000	$365,300	(7)
	12,500	$456,625	(8)
	7,500	$273,975	(9)
Jonathan M. Colman	500	$18,265	(4)

(1)	All share awards begin to vest after either the third or fourth anniversary of the date of grant.

(2)	Value based on $36.53, the closing price of our common stock on NYSE on December 31, 2011.

(3)	Shares will vest on July 15, 2014.

(4)	Shares will vest on May 10, 2014.

(5)
Shares of phantom stock will vest on May 12, 2012. On the vesting date, Ms. Dearing receives a cash payment equal to the total number of shares vested multiplied by the ten day average trading price of our common stock on NYSE.

(6)
Thirty-five percent of the shares vest on February 5, 2012 and February 5, 2013, twenty percent of the shares vest on February 5, 2014 and the remaining ten percent will vest in two equal installments on February 5, 2015 and February 5, 2018.

(7)	One third of the shares vests on each of July 29, 2013, July 30, 2014 and July 31, 2015.

(8)	One third of the shares vests on each of January 1, 2015, January 1, 2016 and January 1, 2017.

(9)	One third of the shares vests on each of May 6, 2015, May 6, 2016 and May 6, 2017.

Option Exercises and Stock Vested During Last Fiscal Year

The following table sets forth certain information concerning shares held by our named executive officers that vested during the fiscal year ended on December 31, 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Gary A. Shiffman	25,000	$865,250	1,415	$50,084	(1)
	—	—	1,000	$38,545	(1)
	—	—	11,083	$420,655	(1)

Karen J. Dearing	—	—	350	$13,491	(1)
	—	—	2,500	$95,233	(2)

John B. McLaren	—	—	—	—	(1)

Jonathan M. Colman	—	—	517	$18,299	(1)
	—	—	500	$19,273	(1)

(1)	Value based on the average of the high and low of the share price on the vesting date, or the next business day if the vesting date was on a weekend.

(2)
Represents an award of phantom stock where a cash bonus is paid on the vesting date in lieu of shares. The cash bonus value is based on a 10 day average of our closing stock price prior to the vesting date.

Change in Control and Severance Payments

Messrs. Shiffman and McLaren and Ms. Dearing have contractual arrangements with us providing for severance and change in control payments. If any such executive is terminated without “cause,” he or she is entitled to any accrued but unpaid salary, incentive compensation and benefits through the date of termination and a continuation of salary for up to eighteen months after termination in the case of Mr. Shiffman and up to twelve months in the case of Ms. Dearing and Mr. McLaren, subject to the execution of a general release and continued compliance with his or her non-competition and confidentiality covenants. If Messrs. Shiffman’s or McLaren’s or Ms. Dearing’s employment is terminated due to death or disability, he or she or his or her heirs, is entitled to any accrued but unpaid salary, incentive compensation and benefits through the date of termination or death and a continuation of salary for up to twenty four months, in the case of Mr. Shiffman and Ms. Dearing and in the case of Mr. McLaren eighteen months if the permanent disability or death is on or before the third anniversary of the Effective Date of his employment agreement, and up to twenty four months if such permanent disability or death occurs after the third anniversary of the Effective Date of his employment agreement. Upon a change of control and if Messrs. Shiffman or McLaren or Ms. Dearing is terminated within two years of the date of such change of control or less than two years remain under the term of his or her employment agreements, then he or she would receive 2.99 times his or her annual salary and a continuation of health and insurance benefits for one year. Under any of the foregoing events of termination or change of control, all stock options and other stock based compensation awarded to the executive shall become fully vested and immediately exercisable.

The following tables describe the potential payments upon termination without cause, a termination due to death or disability or after a change of control (and associated termination of the executives) for the following named executive officers:

Termination Without Cause

Name	Cash Payment (1)	Acceleration of Vesting of Stock Awards (2)	Benefits	Total
Gary A. Shiffman	$956,078	$4,182,758	$—	$5,138,836
Karen J. Dearing	$335,000	$1,473,986	$—	$1,808,986
John B. McLaren	$345,000	$1,461,200	$—	$1,806,200
Jonathan M. Colman	$—	$—	$—	$—

Termination Due to Death or Disability

Name	Cash Payment (1)	Acceleration of Vesting of Stock Awards (2)	Benefits	Total
Gary A. Shiffman	$1,274,770	$4,182,758	$—	$5,457,528
Karen J. Dearing	$670,000	$1,473,986	$—	$2,143,986
John B. McLaren	$517,500	$1,461,200	$—	$1,978,700
Jonathan M. Colman	$—	$18,265	$—	$18,265

Change of Control

Name	Cash Payment (1)	Acceleration of Vesting of Stock Awards (2)	Benefits (3)	Total
Gary A. Shiffman	$1,905,781	$4,182,758	$10,914	$6,099,453
Karen J. Dearing	$1,001,650	$1,473,986	$294	$2,475,930
John B. McLaren	$1,031,550	$1,461,200	$10,914	$2,503,664
Jonathan M. Colman	$—	$18,265	$—	$18,265

(1)
Assumes a termination on December 31, 2011 and payments based on base salary (without taking into account any accrued incentive based compensation) as of December 31, 2011 for each executive for the periods specified above.

(2)	Calculated based on a termination as of December 31, 2011 and the fair market value of our common stock on NYSE as of December 30, 2011.

(3)	Reflects continuation of health benefits, life insurance and accidental death and disability insurance for the periods specified above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Robert H. Naftaly, Clunet R. Lewis and Paul D. Lapides served as members of the Compensation Committee of our Board during 2011. None of the members of the Compensation Committee has been or will be one of our officers or employees. We do not have any interlocking relationships between our executive officers and the Compensation Committee and the executive officers and compensation committees of any other entities, nor has any such interlocking relationship existed in the past.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,
Members of the Compensation Committee:
Robert H. Naftaly
Clunet R. Lewis
Paul D. Lapides

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The third proposal to be considered at the Annual Meeting will be a non-binding advisory vote on executive compensation. Section 14A of the Exchange Act requires us to allow shareholders an opportunity to cast a non-binding advisory vote on executive compensation as disclosed in this Proxy Statement. The following proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2011 executive compensation programs and policies and the compensation paid to our “named executive officers” listed in the Summary Compensation Table below.

“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to the SEC’s rules and regulations, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion is, hereby approved on an advisory basis.”

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objectives of our executive compensation program are to attract and retain a skilled executive team to manage, lead and direct our personnel and capital to obtain the best possible economic results. The compensation of our executive officers reflects the success of our management team in attaining certain operational goals which leads to the success of the company and serves the best interests of our shareholders.

This proposal allows our shareholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the named executive officers. Your non-binding advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with our interests and the interests of our shareholders, and is consistent with our commitment to high standards of corporate governance.

Vote Required

Advisory approval of this Say on Pay Proposal requires the affirmative vote of holders of a majority of all the votes cast in person or by proxy at the Annual Meeting. Abstentions will not be counted as votes cast for the Say on Pay Proposal and do not represent votes cast for or against the advisory approval of the proposal. Brokers are not empowered to vote on the Say on Pay Proposal without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Since broker non-votes are not considered votes cast on the Say on Pay Proposal, they will not be counted in determining whether the Say on Pay Proposal is approved. Because the vote on this proposal is non-binding and advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board; it will not create or imply any additional fiduciary duty on the part of the Board; and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. To the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the executive compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL NO. 4

APPROVAL OF FIRST AMENDED AND RESTATED
2004 NON-EMPLOYEE DIRECTOR OPTION PLAN

The fourth proposal to be considered at the Annual Meeting will be the approval of the Restated Plan. The Restated Plan amends and restates in its entirety our 2004 Non-Employee Director Stock Option Plan (the “2004 Plan”), which was adopted by the Board on April 16, 2004 and approved by the Company's shareholders at the Annual Meeting of Shareholders held on May 20, 2004. On April 24, 2012, the Board adopted the Restated Plan and terminated our Second Amended and Restated 1993 Stock Option Plan (the "1993 Plan"), in each case conditioned upon the approval of the Restated Plan by the shareholders. The Board recommends that the shareholders approve the Restated Plan. If the shareholders approve the Restated Plan, on the day of the Annual Meeting it will become effective and the 1993 Plan will be terminated.

The key material differences between the 2004 Plan and the Restated Plan are:

•
An aggregate of 100,000 shares are available for future awards issued under the Restated Plan, as compared to a total of 83,750 shares that remain available for awards issued under the 2004 Plan and the 1993 Plan, respectively, representing an aggregate increase of 16,250 shares issuable pursuant to future awards under the Restated Plan as compared to the 2004 Plan and the 1993 Plan;

•
The Restated Plan eliminates automatic annual grants to independent directors who are not officers or employees of the company (“Non-Employee Directors”) of options to purchase 1,500 shares of Common Stock;

•	The Restated Plan permits the award of non-qualified options at the discretion of the Board, which is the administrator of the Restated Plan (the “Administrator”);

•	The Restated Plan permits the award of restricted stock and OP Unit awards, which were not available under the 2004 Plan; and

•	The Restated Plan eliminates the ability to grant performance-based options.
.
We operate in a competitive market and our success depends in large part on our ability to attract and retain the services of experienced and knowledgeable Non-Employee Directors and to provide an additional incentive for such directors to continue to work for the best interests of the company and its shareholders. The Board believes that the Restated Plan will serve a critical role in attracting and motivating Non-Employee Directors that will be essential to our future success. The Board further believes that the Restated Plan will provide the flexibility that we need to keep pace with our competitors and effectively recruit, motivate and maintain the caliber of directors essential for achievement of our success.

If approved by shareholders, the total number of shares of Common Stock or OP Units issuable under the Restated Plan will be 175,000 shares or OP Units. As of May 1, 2012, awards with respect to an aggregate of 75,000 shares of Common Stock and zero OP Units have been made under the 2004 Plan, prior to the amendment and restatement to be effected under the Restated Plan. Accordingly, the maximum aggregate number of shares of Common Stock or OP Units available for issuance in the future after May 1, 2012 under the Restated Plan is 100,000 shares or OP Units. As of May 1, 2012, 25,000 shares and 58,750 shares remain available for awards issued under the 2004 Plan and the 1993 Plan, respectively. Therefore, the 100,000 shares or OP Units issuable pursuant to future awards under the Restated Plan represents an aggregate increase of 16,250 shares over the aggregate 83,750 shares issuable under the 2004 Plan and the 1993 Plan.

Based solely on the closing price of our Common Stock as reported on the New York Stock Exchange on May 1, 2012, the maximum aggregate market value of the additional shares of Common Stock or OP Units that could potentially be issued under the Restated Plan as of such date is $4,381,000.

Summary of the Restated Plan

The following summary of the Restated Plan is qualified in its entirety by the specific language of the Restated Plan, the form of which is attached to this Proxy Statement as Exhibit A. Capitalized terms used but not defined in this summary have the meanings set forth in the Restated Plan. You may also request a copy of the Restated Plan by sending a request to our Secretary at Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034.

General. The purpose of the Restated Plan is to provide Non-Employee Directors with an additional incentive to promote our financial success and to provide an incentive which we may use to induce able persons to enter into or remain Non-Employee Directors by providing each such person an opportunity to acquire or increase his or her direct proprietary interest in our operations and future. The types of incentive awards that participants in the Restated Plan may receive are limited to non-qualified stock options (options which are not “incentive stock options” within the meaning of Section 422 of the Code).

Administration. The Administrator of the Restated Plan shall be the Board of the Directors. Subject to other terms and conditions of the Restated Plan, the Administrator has the full and final authority to, among other things: (i) designate participants in the Restated Plan; (ii) determine the options and/or stock-based rights granted to participants; (iii) determine the maximum number of shares of Common Stock or common operating partnership units representing ownership interests (“OP Units”) in Sun Communities Operating Limited Partnership, our primary operating subsidiary (the “Operating Partnership”) that are subject to any award; and (iv) establish the terms and conditions of each award.

Eligibility. Only Non-Employee Directors are eligible to participate in the Restated Plan. There are currently seven Non-Employee Directors, all of whom are currently eligible to participate in the Restated Plan. The awards awarded under the Restated Plan will be in addition to, and not in lieu of, the Non-Employee Director's annual retainer fee, meeting fees, or other compensation payable as a result of his or her service on our Board of Directors.

Shares Issuable. The total number of shares of Common Stock which may be granted pursuant to grants under the Restated Plan (including shares of Common Stock issuable upon the exchange of OP Units granted under the Restated Plan) may not exceed 175,000 shares, subject to adjustments for stock dividends, split-ups, consolidation or similar capital adjustments. As of May 1, 2012, awards with respect to an aggregate of 75,000 shares of Common Stock have been made under the 2004 Plan, prior to the amendment and restatement to be effected under the Restated Plan. Accordingly, the maximum aggregate number of shares available for issuance in the future under the Restated Plan is 100,000 shares. The shares issued under the Restated Plan may be authorized and unissued shares or issued shares which have been reacquired by us.

Grants and Exercises of Stock Options. From time to time the Administrator in its discretion may grant to any participant an award of non-qualified stock options to purchase Common Stock or OP Units, in such quantity and on such terms and subject to such conditions and restrictions (whether based on performance standards, periods of service or otherwise), not inconsistent with the terms of the Restated Plan, as may be established by the Administrator.

The purchase price of each share of Common Stock or OP Unit which may be purchased upon exercise of Options will be not less than the fair market value of the Common Stock on the date of grant. For these purposes, the fair market value of the Common Stock on the date of grant is equal to the closing price reported for our Common Stock on the NYSE on the date of grant or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported. A participant exercising options may pay the exercise price in cash, by surrendering shares of Common Stock already owned by the participant, by a “cashless exercise” under which the participant surrenders option shares with a fair value equal to the aggregate exercise price, or by payment of other consideration acceptable to the Administrator.

Vesting and Duration of Options. No option granted under the Restated Plan may be exercised prior to one year from the date of grant. Each option under the Restated Plan will become exercisable with respect to 1/3 of the shares/OP Units one year from the date of grant, with respect to another 1/3 of the shares/OP Units two years from the date of grant and with respect to the final 1/3 of the shares/OP Units three years from the date of grant. Each option shall terminate after ten years from the date of grant or, if earlier, three months after the participant ceases to be a director serving on the Board, except in the case of death, disability or retirement. If a Non-Employee Director dies, becomes disabled or retires while a director, the right to exercise all unexercised options will be accelerated and may be exercised by the director or the director's heirs or estate within one year of the director's death, disability or retirement. If a Non-Employee Director dies within the 90-day period after he or she ceases to be a director, the Non-Employee Director's heirs or estate may exercise his or her options, to the extent exercisable on the date of death, within one year after the Non-Employee Director's death.

Restricted Share and OP Unit Rights. The Administrator may grant to any participant an award of a restricted share right entitling such person to receive shares of Common Stock or OP Units, in such quantity, and on such terms, conditions and restrictions, including vesting schedules, (whether based on performance standards, periods of service or otherwise) as the Administrator shall determine on or prior to the date of grant of such award ("Restricted Award"). The Administrator shall establish a period of time during which the holder of the Restricted Award will not be permitted to sell, assign, transfer, pledge or otherwise encumber or dispose of any shares of Common Stock or OP Units, as applicable, received thereunder; provided that such restricted period shall not be less than three years. In the discretion of the Administrator, the applicable award agreement may provide that, in the case of the director’s death, disability or retirement prior to the expiration of the applicable restriction period, any Restricted Award will immediately vest and any restrictions will lapse as of the date of the director’s death, disability or retirement.

Change of Control Provisions. The Restated Plan provides that in the event of our dissolution or liquidation, a sale of all or substantially all of our assets, or a merger or similar transaction resulting in a change of control of our voting securities (each, a “Corporate Transaction”), the Restated Plan and all outstanding options may be assumed or equivalent options may be substituted by the successor entity. In such event, if a participant’s status as a director serving on the Board or a director of the successor entity, as applicable, is terminated other than upon a voluntary resignation, then all options held by such holder will become fully vested and exercisable. If there is a Corporate Transaction in which the successor entity refuses to assume or continue outstanding options or substitute for them an equivalent option, then subject to the consummation of the Corporate Transaction, all options will become fully vested and exercisable for a period of 30 days from the date the Board notifies the participant of such vesting, and upon the expiration of such period the option shall terminate.

Transfer Restrictions.  Generally, a participant’s rights and interest under the Restated Plan may not be assigned or transferred other than by will or the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of the Restated Plan, a participant who holds options may transfer such options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Except as otherwise provide in the plan, all rights to receive awards under the Restated Plan will terminate immediately in the event a Non-Employee Director ceases to serve as a director.

Tax Considerations. The grant of options under the Restated Plan will have no income tax consequences for either us or the participant (unless the option is freely transferable and has a readily ascertainable market value). Upon the exercise of an option to purchase Common Stock by a participant, the participant will recognize ordinary income and we will be entitled to a deduction in an amount equal to the excess of the fair market value of the Common Stock purchased over the purchase price. Such ordinary income is not subject to withholding of tax by us. The subsequent sale or exchange of the Common Stock acquired pursuant to the exercise of an option would generally give rise to capital gain or loss. Upon the exercise by a participant of an option to purchase OP Units, the participant will recognize ordinary income and the Operating Partnership will be entitled to a deduction in an amount equal to the excess of the fair market value of the OP Units purchased over the purchase price. Such ordinary income is not subject to withholding of tax by the Operating Partnership. The subsequent sale or exchange of OP Units acquired pursuant to the exercise of an option would generally give rise to capital gain or loss.

Participants in the Restated Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold with respect to any amount payable and/or shares or OP Units issuable under a participant’s award. Participants may elect to meet tax withholding obligations by authorizing us to withhold the appropriate number of shares of Common Stock, the fair market value of which is equal to such amount, or, in the case of the cash payment, the amount of cash, as is determined by us to be sufficient to satisfy applicable tax withholding requirements. Alternatively, participants may elect to direct payment to us in cash of the amount of any taxes required to be withheld with respect to such award.

Amendment. The Board shall have complete power and authority to amend the Restated Plan at any time and to add any other stock based award or other incentive compensation programs to the Restated Plan as it deems necessary or appropriate and no approval by our shareholders or by any other person, committee or entity of any kind shall be required to make any amendment; provided, however, that the Board shall not, without the requisite affirmative approval of our shareholders make any amendment which requires shareholder approval under any applicable law, including Rule 16b‑3 under the Exchange Act, the Code or applicable NYSE rules. No termination or amendment of the Restated Plan may, without the consent of the participant to whom any award shall theretofore have been granted, adversely affect the right of such individual under such award.

Termination. The Board shall have the right and the power to terminate the Restated Plan at any time. If not earlier terminated, the Restated Plan shall terminate when all shares authorized under the plan have been issued. No award shall be granted under the plan after it is terminated, but the termination of the plan shall not have any other effect and any award outstanding at the time of termination may be exercised after termination of the plan at any time prior to the expiration date of such award to the same extent such award would have been exercisable if the plan had not been terminated.

New Plan Benefits. Because awards under the Restated Plan will be granted in the Administrator's discretion, we cannot determine the dollar value or number of shares of Common Stock or OP Unites that will in the future be awarded to Non-Employee Directors under the Restated Plan if it is approved by the shareholders at the Annual Meeting. The amounts included in the following table are grants or awards which would have been received by or allocated to each of the persons or groups listed during the fiscal year ended December 31, 2011, if the Restated Non-Employee Director Plan had been in effect for that period. Accordingly, in lieu of providing information regarding benefits that will be received under the Restated Plan, the following table provides information concerning benefits that were received under the 2004 Plan by the following persons and groups during 2011. The award amounts listed below do not purport to forecast or predict future award amounts under the Restated Plan to the listed persons or groups and are not indicative of awards that may be granted to such persons, groups, or positions under the Restated Plan in the event the shareholders approve it at the Annual Meeting.

NEW PLAN BENEFITS TABLE

Name and Position	Dollar Value ($)	Number of Shares Units Underlying Options
Gary A. Shiffman Chairman, Chief Executive Officer and President	—	—
Karen J. Dearing Executive Vice President, Treasurer, Chief Financial Officer and Secretary	—	—
John B. McLaren Executive Vice President and Chief Operating Officer	—	—
Jonathan M. Colman Executive Vice President	—	—
All current executive officers as a group	—	—
All current directors who are not executive officers as a group	$101,927(1)	10,500(2)
All employees who are not executive officers as a group	—	—

(1)
This column represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation ("FASB ASC Topic 718"). For additional information on the valuation assumptions with respect to these grants, refer to Note 11 of our financial statements in the 2011 Annual Report.

(2)	Each Non-Employee Director received an automatic annual grant of options to purchase 1,500 shares of Common Stock under the 2004 Plan.

Vote Required
A majority of the votes cast in person or by proxy at the Annual Meeting is required to approve the Restated Plan. Abstentions will not be counted as votes cast for the approval of the Restated Plan and do not represent votes cast for or against the approval of this proposal. Brokers are not empowered to vote on this proposal without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Since broker non-votes are not considered votes cast on this proposal, they will not be counted in determining whether the Restated Plan is approved.

Board Recommendation
The Board unanimously recommends that you vote “FOR” the approval of the Restated Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the SEC and NYSE. Based solely on our review of the copies of such reports received by us, and written representations from certain reporting persons, we believe, that, during the year ended December 31, 2011, our directors, executive officers and beneficial owners of more than 10% of our Common Stock have complied with all filing requirements applicable to them, except Mr. Arthur A. Weiss failed to timely file one report disclosing the sale of 1,632 shares of common stock by a trust of which he is co-trustee. In addition, in 2011 Mr. Weiss filed three Form 5’s relating to sales by the same trust of an aggregate of 20,041 shares of common stock in 2008, 2009 and 2010, which sales had not been previously reported. Mr. Weiss disclaims beneficial ownership of all of the shares held by the trust. In addition, in 2011 John B. McLaren filed a Form 5 which reported dispositions of common stock by him in his 401(k) account that had not been previously reported.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, based upon information available to us, as of May 1, 2012, the shareholdings of: (a) each person known to us to be the beneficial owner of more than five percent (5%) of our Common Stock; (b) each of our directors; (c) each named executive officer listed in the Summary Compensation Table; and (d) all of our named executive officers and directors as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares(1)
Gary A. Shiffman 27777 Franklin Road Suite 200 Southfield, Michigan 48034	1,976,471	(2)	7.31%
Karen J. Dearing 27777 Franklin Road Suite 200 Southfield, Michigan 48034	46,313		*
John B. McLaren 27777 Franklin Road Suite 200 Southfield, Michigan 48034	49,845		*
Jonathan M. Colman 27777 Franklin Road Suite 200 Southfield, Michigan 48034	29,206		*
Paul D. Lapides 27777 Franklin Road Suite 200 Southfield, Michigan 48034	10,974	(3)	*
Clunet R. Lewis 27777 Franklin Road Suite 200 Southfield, Michigan 48034	59,673	(4)	*
Ronald L. Piasecki 27777 Franklin Road Suite 200 Southfield, Michigan 48034	74,412	(5)	*
Arthur A. Weiss 27777 Franklin Road Suite 2500 Southfield, Michigan 48034	625,900	(6)	2.35%
Robert H. Naftaly 27777 Franklin Road Suite 200 Southfield, Michigan 48034	12,500	(7)	*
Stephanie W. Bergeron 27777 Franklin Road Suite 200 Southfield, Michigan 48034	10,500	(8)	*
Ted J. Simon 27777 Franklin Road Suite 200 Southfield, Michigan 48034	15,741	(9)	*
FMR LLC and Edward C. Johnson 3d 82 Devonshire Street Boston, MA 02109	2,791,546	(11)	10.55%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,474,173	(10)	9.35%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,457,648	(12)	5.51%
All executive officers and directors as a group (11 persons)	2,315,900	(13)	8.56%

* Less than one percent (1%) of the outstanding shares.

(1)
In accordance with SEC regulations, the percentage calculations are based on 26,467,283 shares of Common Stock issued and outstanding as of May 1, 2012 plus shares of Common Stock which may be acquired pursuant to options exercisable, Common OP Units and Preferred OP Units of the Operating Partnership that are indirectly convertible into Common Stock, within 60 days of May 1, 2012, by each individual or group listed. As of May 1, 2012, each Aspen Preferred OP Unit was indirectly convertible into 0.397 shares of Common Stock.

(2)
Includes: (a) 409,428 Common OP Units convertible into 409,428 shares of Common Stock; (b) 453,841 shares of Common Stock owned by certain limited liability companies of which Mr. Shiffman is a member and a manager, (c) 141,794 Common OP Units convertible into 141,794 shares of Common Stock owned by a limited liability company of which Mr. Shiffman is a member and a manager; and (d) a beneficial interest only in 25,000 Common OP Units convertible into 25,000 shares of Common Stock.

(3)	Includes 8,000 shares of Common Stock which may be acquired pursuant to options exercisable within 60 days of May 1, 2012.
(4)
Includes (a) 20,000 Common OP Units convertible into 20,000 shares of Common Stock, and (b) 9,000 shares of Common Stock which may be acquired pursuant to options exercisable within 60 days of May 1, 2012.

(5)
Includes: (a) 17,437 Common OP Units convertible into 17,437 shares of Common Stock, (b) 139,735 Preferred OP Units convertible into 139,735 Common OP Units, which in turn are convertible into 55,475 shares of Common Stock as of May 1, 2012, and (c) 1,500 shares of Common Stock which may be acquired pursuant to options exercisable within 60 days of May 1, 2012.

(6)
Includes (a) 6,938 Common OP Units convertible into 6,938 shares of Common Stock, (b) 7,000 shares of Common Stock which may be acquired pursuant to options exercisable within 60 days of May 1, 2012, (c) 453,841 shares of Common Stock owned by certain limited liability companies of which Mr. Weiss is a manager, (d) 141,794 Common OP Units convertible into 141,794 shares of Common Stock owned by a limited liability company of which Mr. Weiss is a manager, (e) 3,327 shares of Common Stock held by the 1997 Shiffman Charitable Remainder Unitrust for which Mr. Weiss is a Co-Trustee and (f) a beneficial interest only in 10,000 Common OP Units convertible into 10,000 shares of Common Stock. Mr. Weiss does not have a pecuniary interest in any of the 1997 Shiffman Charitable Remainder Unitrust or the limited liability companies described above and, accordingly, Mr. Weiss disclaims beneficial ownership of the 453,841 shares of Common Stock and the 141,794 Common OP Units held by the limited liability companies described above and the 3,327 shares of Common Stock held by the 1997 Shiffman Charitable Remainder Unitrust.

(7)	Includes 4,500 shares of Common Stock which may be acquired pursuant to options exercisable within 60 days of May 1, 2012.
(8)	Includes 4,500 shares of Common Stock which may be acquired pursuant to options exercisable within 60 days of May 1, 2012.
(9)	Includes 7,000 shares of Common Stock which may be acquired pursuant to options exercisable within 60 days of May 1, 2012.
(10)
According to the Schedule 13G/A for the year ended December 31, 2011 and filed with the SEC on February 8, 2012, The Vanguard Group, Inc., in its capacity as investment advisor, beneficially owns 2,474,173 shares of our Common Stock.

(11)
According to the Schedule 13G/A reporting ownership as of January 31, 2012 and filed with the SEC on February10, 2012, both FMR LLC, in its capacity as a parent holding company or control person, and Edward C. Johnson 3d, the Chairman of FMR LLC, beneficially own 2,791,546 shares of our Common Stock

(12)
According to the Schedule 13G/A for the year ended December 31, 2011 and filed with the SEC on February 13, 2012, BlackRock, Inc., in its capacity as a parent holding company or control person, beneficially owns 1,457,648 shares of our Common Stock

(13)
Includes (a) 630,597 Common OP Units convertible into 630,597 shares of Common Stock,(b) 139,735 Preferred OP Units convertible into 139,735 Common OP Units, which in turn are convertible into 55,475 shares of Common Stock as of May 1, 2012, and (c) 42,000 shares of Common Stock which may be acquired pursuant to options exercisable within 60 days of May 1, 2012

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table reflects information about the securities authorized for issuance under our equity compensation plans as of December 31, 2011.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	70,700	$29.36	791,750
Equity compensation plans not approved by shareholders (1)	6,386	32.75	-
Total	77,086	$29.64	791,750

(1)
On May 29, 1997, we established a Long Term Incentive Plan (the “LTIP”) pursuant to which all of our full-time salaried and full-time commission only employees, excluding our officers, were entitled to receive options to purchase shares of the our common stock at $32.75 per share (i.e., the average of the highest and lowest selling prices for the common stock on May 29, 1997), on January 31, 2002. In accordance with the terms of the LTIP, (a) we granted the eligible participants options to purchase 167,918 shares of common stock; and (b) each eligible participant received an option to purchase a number of shares of common stock equal to the product of 167,918 and the quotient derived by dividing such participant’s total compensation during the period beginning on January 1, 1997 and ending on December 31, 2001 (the “Award Period”) by the aggregate compensation of all of the eligible participants during the Award Period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Relationship with Equity Affiliates

We have entered into the following transactions with Origen Financial Services, LLC (“OFS LLC”):

•
Investment in OFS LLC. We entered into an agreement with four unrelated companies (“Members”) and contributed cash of approximately $0.6 million towards the formation of a limited liability company. OFS LLC purchased the origination platform of Origen. The purpose of the venture is to originate manufactured housing installment contracts for its Members. We account for our investment in OFS LLC using the equity method of accounting. As of December 31, 2011, we had an ownership interest in OFS LLC of 22.9 percent, and the carrying value of our investment was zero.

•
Loan Origination, Sale and Purchase Agreement. OFS LLC agreed to fund loans that meet our underwriting guidelines and then transfer those loans to us pursuant to a Loan Origination, Sale and Purchase Agreement. We paid OFS LLC a fee of approximately $650 per loan pursuant to a Loan Origination, Sale and Purchase Agreement which totaled approximately $0.1 million during the year ended December 31, 2011. We purchased, at par, $3.0 million of these loans during the year ended December 31, 2011.

We have entered into the following transactions with Origen:

•
Investment in Origen: We own 5,000,000 shares of Origen common stock and Shiffman Origen LLC (which is owned by the Milton M. Shiffman Spouse’s Marital Trust, Gary A. Shiffman (our Chairman and Chief Executive Officer), and members of Mr. Shiffman’s family) owns 1,025,000 shares of Origen common stock. We account for our investment in Origen using the equity method of accounting. As of December 31, 2011 we had an ownership interest in Origen of approximately 19 percent, and the carrying value of our investment was zero.

•	Board Membership. Gary A. Shiffman, our Chairman and Chief Executive Officer is a board member of Origen.

Lease of Principal Executive Offices

Gary A. Shiffman, together with certain family members, indirectly owns a 21 percent equity interest in American Center LLC, the entity from which we lease office space for our principal executive offices. Arthur A. Weiss, one of our directors, owns a 0.75 percent indirect interest in American Center LLC. As of October 2011, we lease approximately 48,200 rentable square feet. The term of the lease is until October 31, 2016, with an option to renew for an additional five years. The annual base rent under the current lease is $18.61 per square foot (gross) and will remain this amount through October 31, 2014. From November 1, 2014 to August 31, 2015, the annual base rent will be $18.72 per square foot (gross) and then from September 1, 2015 to October 31, 2016, the annual base rent will be $17.92 per square foot (gross). Mr. Shiffman and Mr. Weiss may have a conflict of interest with respect to their obligations as one of our officers and/or directors and their ownership interest in American Center LLC.

Legal Counsel

During 2011, JRH&W acted as our general counsel and represented us in various matters. Arthur A. Weiss is the Chairman of the Board of Directors and a shareholder of such firm. We incurred legal fees and expenses of approximately $2.5 million in 2011 in connection with services rendered by JRH&W.

Tax Consequences Upon Sale of Properties

Gary A. Shiffman holds limited partnership interests in the Operating Partnership, which were received in connection with the contribution of 24 properties (four of which have been sold) from partnerships previously affiliated with him (the “Sun Partnerships”). Prior to any redemption of these limited partnership interests for our common stock, Mr. Shiffman will have tax consequences different from those of us and our public shareholders on the sale of any of the Sun Partnerships. Therefore, we have different objectives than Mr. Shiffman regarding the appropriate pricing and timing of any sale of those properties.

Policies and Procedures for Approval of Related Party Transactions

None of our executive officers or directors (or any family member or affiliate of such executive officer or director) may enter into any transaction or arrangement with us that reasonably could be expected to give rise to a conflict of interest without the prior approval of the NCG Committee. Any such transaction or arrangement must be promptly reported to the NCG Committee or the full Board. Any such disclosure provided by an executive officer or director is reviewed by the NCG Committee and approved or disapproved. In determining whether to approve such a transaction or arrangement, the NCG Committee takes into account, among other factors, whether the transaction was on terms no less favorable to us than terms generally available to third parties and the extent of the executive officer’s or director’s involvement in such transaction or arrangement.

The current policy was adopted and approved in 2004. All related party transactions disclosed above were approved by either the NCG Committee or the full Board.

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING
 Shareholder proposals intended to be presented at the 2013 annual meeting must be received by our Secretary no later than April 29, 2013, in order to be considered for inclusion in our proxy statement and on the proxy card that will be solicited by the Board in connection with the 2013 annual meeting.
 In addition, if a shareholder desires to bring business before an annual meeting of shareholders, which is not the subject of a proposal for inclusion in our proxy materials, the shareholder must follow the advance notice procedures outlined in our Bylaws. Our Bylaws provide that: (i) with respect to an annual meeting of shareholders, nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the Board of Directors, or (c) by any shareholder who was a shareholder of record at the time of giving of notice provided for in the Bylaws and at the time of the annual meeting, is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws; and (ii) with respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders, and nominations of persons for election to the Board of Directors may be made (a) pursuant to our notice of meeting, (b) by or at the direction of the Board of Directors, or (c) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder who is a shareholder of record both at the time of giving of notice provided for in the Bylaws and at the time of the special meeting, is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

OTHER MATTERS
 The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment on such matters.

By Order of the Board of Directors
Dated: May 10, 2012	KAREN J. DEARING
Secretary

EXHIBIT A

SUN COMMUNITIES, INC.

FIRST AMENDED AND RESTATED
2004 NON-EMPLOYEE DIRECTOR OPTION PLAN

Effective July __, 2012

SUN COMMUNITIES, INC.
FIRST AMENDED AND RESTATED
2004 NON-EMPLOYEE DIRECTOR OPTION PLAN

Sun Communities, Inc., a Maryland corporation (the “Company”), has adopted the Sun Communities, Inc. First Amended and Restated 2004 Non-Employee Director Option Plan (the “Plan”) as set forth herein.

Article I.
Purpose and Adoption of the Plan

1.01    Purpose. The purpose of the Plan is to attract and retain the services of experienced and knowledgeable independent directors of the Company and to provide an additional incentive for such directors to continue to work for the best interests of the Company and its stockholders.
1.02    Previous Plan. The Company's 2004 Non-Employee Director Option Plan was adopted by the Board on April 16, 2004 and was approved by the Company's stockholders at the Annual Meeting of Stockholders held on May 20, 2004 (the “Previous Plan”). The Company desires to amend and restate the Previous Plan in its entirety.
1.03    Adoption and Term. The Plan was approved by the Board on April 24, 2012, subject to approval of the Company's stockholders, and will remain in effect until all securities authorized under the terms of the Plan have been issued, unless earlier terminated or abandoned by action of the Board.

Article II.
Definitions

2.01    Administrator means the Board.
2.02    Award means any one or combination of Non-Qualified Stock Options, Restricted Share Rights or any other award made under the terms of the Plan.
2.03    Award Agreement means a written agreement between the Company (for itself or in its capacity as the sole general partner of SCOLP) and the Participant, specifically setting forth the terms and conditions of an Award granted under the Plan, including the maximum number shares of Company Common Stock subject to the Award and the Purchase Price.
2.04    Beneficiary means (a) an individual, trust or estate who or which, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of the Participant under the Plan and Award Agreement upon the Participant's death; or (b) an individual, who by designation of the Participant, succeeds to the rights and obligations of the Participant under the Plan and Award Agreement upon the Participant's death.
2.05    Board means the Board of Directors of the Company.
2.06    Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.
2.07    Company means Sun Communities, Inc., a Maryland corporation.
2.08    Company Common Stock means the Common Stock of the Company, par value $0.01 per share.
2.09    Corporate Transaction means: (a) a dissolution or liquidation of the Company; (b) a sale of all or substantially all of the Company's assets; or (c) a merger, consolidation or other capital reorganization of the Company with or into another entity as a result of which the stockholders of the Company immediately prior to such transaction hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) less than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

2.10    Date of Grant means the date designated by the Administrator as the date as of which it grants an Award, which shall not be earlier than the date on which the Administrator approves the granting of such Award.
2.11    Director means a member of the Board of Directors of the Company.
2.12    Disability means a total and permanent mental or physical disability as determined by the Board.
2.13    Employee means any person, including any officer or Director, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.
2.14    Exchange Act means the Securities Exchange Act of 1934, as amended.
2.15    Expiration Date means the date specified in an Award Agreement as the expiration date of such Award.
2.16    Fair Market Value means, on on the Date of Grant, date of exercise or any other applicable date of determination, the closing price reported for the Company Common Stock on the New York Stock Exchange or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported. Fair Market Value for OP Units shall be the same as the Fair Market Value for the Company Common Stock.
2.17    Non-Employee Director means a Director who is not an Employee.
2.18    Non-Qualified Stock Option means an option which is not an Incentive Stock Option as described in Section 422 of the Code.
2.19    Option means a Non-Qualified Stock Option granted at any time under the Plan.
2.20    Optionee means a Non-Employee Director who receives an Option.
2.21    OP Units means Common OP Units in SCOLP.
2.22    Parent means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
2.23    Participant shall have the meaning set forth in Article V.
2.24    Plan means the Sun Communities, Inc. First Amended and Restated 2004 Non-Employee Director Option Plan, as described herein and as it may be amended from time to time.
2.25    Purchase Price, with respect to Options, has the meaning set forth in Section 6.03.
2.26    Restricted Share Right means a right to receive Company Common Stock or OP Units, in either case subject to restrictions imposed under the terms of an Award granted pursuant to Article VII.
2.27    Restricted Stock shall have the meaning set forth in Section 7.01.
2.28    Restriction Period shall have the meaning set forth in Section 7.02.
2.29    Retirement means the mandatory retirement of the Director pursuant to the Company's Corporate Governance Guidelines or Board policy.
2.30    Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as currently in effect and as it may be amended from time to time, and any successor rule.
2.31    SCOLP means Sun Communities Operating Limited Partnership, a Michigan limited partnership.
2.32    Subsidiary means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

Article III.
Administration

3.01    Administration. The Administrator of the Plan shall be the Board. The Administrator shall have full power and authority to take all actions and to make all determinations required or provided under the Plan, any Award or any Award Agreement and shall have full power and authority to take all other actions and make all other determinations not inconsistent with the specific terms and provisions of the Plan that it deems necessary or appropriate to the administration of the Plan, any Award or Award Agreement, including without limitation, establishing and modifying administrative rules, imposing such conditions and restrictions on Awards as it determines appropriate and canceling Awards (including those made pursuant to other plans of the Company). All such actions and determinations of the Administrator must be made by the affirmative vote of a majority of the members of the Administrator. Unless otherwise expressly determined by the Board, the interpretation and construction by the Administrator of any provision of the Plan, any Award or any Award Agreement is final, binding and conclusive.
3.02    Indemnification. Members of the Administrator shall be entitled to indemnification and reimbursement from the Company for any action or any failure to act in connection with service as Administrator to the full extent provided for or permitted by the Company's articles of incorporation or bylaws or by any insurance policy or other agreement intended for the benefit of the Company's officers, directors or employees or by any applicable law.
3.03    Terms of Awards. Subject to other terms and conditions of the Plan, the Administrator has the full and final authority to:
(a)    designate Participants;
(b)    determine the type or types of Awards made to Participants;
(c)    determine the number of shares of Company Common Stock subject to any Award;
(d)    establish the terms and conditions of each Award, including without limitation, the Purchase Price, the nature and duration of any restriction or condition relating to vesting, exercise, transfer or forfeiture of an Award or the shares subject to the Award, and any terms or conditions that may be necessary to remain exempt from the requirements of Section 409A of the Code; and
(e)    amend, modify or supplement the terms of any outstanding Award, provided, that, no such amendment, modification or supplement may cause an Award to become subject to Section 409A of the Code or, without the written consent of the Participant, impair the Participant's vested rights under an Award Agreement.
Article IV.
Securities Issuable Pursuant to the Plan

4.01    Securities Issuable. Shares to be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by the Company. OP Units to be issued under the Plan may be authorized and unissued OP Units or issued OP Units which have been reacquired by SCOLP. The maximum aggregate number of shares of Company Common Stock and OP Units that may be issued under this Plan, as amended and restated, is One Hundred Seventy Five Thousand (175,000) shares or OP Units. As of the date hereof, Awards with respect to an aggregate of Seventy Five Thousand (75,000) shares of Common Stock and zero OP Units have been made under the Previous Plan, prior to the amendment and restatement effected under this Plan. Accordingly, the maximum aggregate number of shares of Company Common Stock and OP Units that may be issued in the future after the date hereof under the Plan is One Hundred Thousand (100,000) shares or OP Units. The aggregate number of shares to be issued under the Plan will be adjusted in accordance with Section 4.03 of the Plan.
4.02    Securities Subject to Terminated Options. In the event that any Award at any time granted under the Plan is surrendered to the Company, terminated, forfeited, cancelled, expires before it has been fully exercised, then all unexercised shares of Company Common Stock of the Award shall be added to the remaining number of shares of Company Common Stock available for issuance under the Plan. Any shares of Company Common Stock issued by the Company pursuant to its assumption or substitution of outstanding grants from acquired companies shall not reduce the number of shares available for Awards under this Plan unless issued under this Plan.
4.03    Adjustments to Reflect Capital Changes.
(a)    Recapitalization. The number and kind of shares subject to outstanding Awards, the Purchase Price for such shares, and the number and kind of shares available for Awards subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, reverse stock split, combination or classification of Company Common Stock or any other increase or decrease in the number of issued shares of Company Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The number and kind of OP Units subject to outstanding Options, the Purchase Price for such OP Units, and the number and kind of OP Units available for Options subsequently granted under the Plan shall be appropriately adjusted to reflect any unit split, reverse unit split, combination or classification of OP Units or any other increase or decrease in the number of issued OP Units effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The Board shall have the power to determine the amount of the adjustment to be made in each case and the Board's determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Purchase Price of shares of Company Common Stock subject to an Option. Except as expressly provided herein, no issuance by SCOLP of partnership units of any class, or securities convertible into partnership units of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Purchase Price of OP Units subject to an Option.
(b)    Corporate Transactions. In the event of a Corporate Transaction, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable in accordance with this Plan for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee's status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to shares/OP Units for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Section 6.05.
If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to shares/OP Units for which it would not otherwise be exercisable. In such event, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

For the purposes of this Section 4.03(b), an Option shall be considered assumed, if at the time of issuance of the stock or other consideration upon such Corporate Transaction, each Optionee would be entitled to receive upon exercise of an Option the same number and kind of shares of stock or the same amount of property, cash or securities as the Optionee would have been entitled to receive upon the occurrence of such transaction if the Optionee had been, immediately prior to such transaction, the holder of the number of shares of Company Common Stock or OP Units subject to the Option at such time (after giving effect to any adjustments in the number of shares or OP Units covered by the Option as provided for in Section 4.03(a)); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Board may, with the consent of the Successor Corporation, provide for the consideration to be received upon exercise of the Option, for each share of Company Common Stock or OP Units subject to the Option, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Company Common Stock in the Corporate Transaction.

(c)    409A Requirements. Any adjustment, assumption or substitution under this Section 4.03 must satisfy the requirements of Treasury Regulation Section 1.409A-(b)(5)(v)(D) promulgated under the Code.

Article V.
Participation

5.01    Eligible Individuals. Individuals eligible to participate in this Plan include all Non-Employee Directors (“Participants”).
5.02    Actual Participation. Subject to the provisions of the Plan, the Administrator may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award. The Administrator's designation of a Participant in any year shall not require the Administrator to designate such person to receive an Award in any other year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

Article VI.
Option Awards

6.01    Grant of Options. The Administrator may grant to any Participant Options entitling the Participant to purchase shares of Company Common Stock or OP Units in such quantity and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Administrator. The terms of any Option granted under this Plan shall be set forth in an Award Agreement. Notwithstanding any other provision of the Plan, any Option awarded to an individual who is then subject to Section 16 of the Exchange Act must comply with the exemption requirements of Rule 16b-3.
6.02    Purchase Price of Options. The Purchase Price of each share of Company Common Stock or OP Unit which may be purchased upon exercise of an Option granted under the Plan shall be 100% of the Fair Market Value on the Date of Grant.
6.03    Vesting of Options. Except as otherwise set forth in this Plan, no option may be exercised prior to the date one (1) year after the Date of Grant. An Option shall become exercisable with respect to one-third (1/3) of the shares/OP Units on the first anniversary of the Date of Grant, with respect to an additional one-third (1/3) of the shares/OP Units on the second anniversary of the Date of Grant and with respect to the final one-third (1/3) of the shares/OP Units on the third anniversary of the Date of Grant.
6.04    Duration of Options. Options granted under the Plan shall terminate after the first to occur of the following events:
(a)    Ten years from the Date of Grant.
(b)    Three months after the Optionee ceases to be a Director, except in the case of death, Disability, or Retirement, as described in (c) below.
(c)    In the event of the death, Disability or Retirement of an Optionee while a Director, the right to exercise all unexpired Options shall be accelerated and shall be fully vested as of the date of death, Disability or Retirement, and the Optionee's Options may be exercised by Optionee or his or her Beneficiary at any time within one year after the date of the Optionee's death, Disability or Retirement. In the event of the death of an Optionee within the ninety day period after he or she ceases to be a Director, the Optionee's Beneficiary may exercise his or her Options, to the extent exercisable on the date of death, within one year after the date of the Optionee's death.
6.05     Exercise Procedures. Each Option granted under the Plan may be exercised by written notice to the Company which must be received by the Secretary of the Company on or before the Expiration Date of the Option. An Option may not be exercised for a fraction of a share of Company Common Stock or OP Unit. The Purchase Price of shares/OP Units purchased upon exercise of an Option granted under the Plan shall be paid by the Optionee at the time of exercise in the form of (a) cash, (b) check, (c) shares of Company Common Stock (including shares issuable to the Optionee pursuant to the exercise of the Option), (d) any combination of cash and shares of Company Common Stock, or (e) such other consideration as the Administrator deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Optionee, shares of Company Common Stock may be issued directly to the Optionee's broker or dealer upon receipt of the Purchase Price in cash from the broker or dealer.) In the event that any Company Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Company Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares transferred. The Optionee may not transfer to the Company in satisfaction of the Purchase Price (y) a number of shares which when multiplied times the Fair Market Value as of the date of exercise would result in a product greater than the Purchase Price or (z) any fractional share of Company Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and used for any proper corporate purpose. Unless the Administrator shall otherwise determine, any Company Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.
6.06    Rights as a Stockholder or Partner. The Optionee or any transferee of an Option pursuant to Section 6.05(c) or Section 8.05 shall have no rights as a stockholder with respect to any shares of Company Common Stock covered by an Option until the Optionee or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends and cash or other property or distributions or other rights with respect to any such shares of Company Common Stock for which the record date is prior to the date on which the Optionee or a transferee of the Option shall have become the holder of record of any such shares covered by the Option. The Optionee or any transferee of an Option pursuant to Section 6.05(c) or Section 8.05 shall have no rights as a partner with respect to any OP Units covered by an Option until the Optionee or transferee shall have become the holder of record of any such OP Units, and no adjustment shall be made for distributions and cash or other property or distributions or other rights with respect to any such OP Units for which the record date is prior to the date on which the Optionee or a transferee of the Option shall have become the holder of record of any such OP Units covered by the Option.
Article VII.
Restricted Share Awards

7.01    Power to Grant Restricted Share Right. The Administrator may grant to any Participant an Award of a Restricted Share Right entitling such person to receive shares of Company Common Stock or OP Units (“Restricted Stock”) in such quantity, and on such terms, conditions and restrictions (whether based on performance standards, periods of service or otherwise) as the Administrator shall determine on or prior to the Date of Grant. The terms of any Award of Restricted Stock granted under the Plan shall be set forth in an Award Agreement.
7.02    Duration of Restricted Share Rights. During a period established by the Administrator and set forth in a Participant's Award Agreement (the “Restriction Period”), the Participant will not be permitted to sell, assign, transfer, pledge or otherwise encumber or dispose of any shares Restricted Stock; provided, however, that the Restriction Period shall not be less than three (3) years. Any attempt to dispose of Restricted Stock in a manner contrary to the restrictions set forth in the Plan or an Award Agreement will be ineffective.
7.03    Forfeiture of Restricted Share Rights. Subject to Section 7.05 and the other provisions of this Plan, an Award of a Restricted Share Right will terminate and any unvested shares will be forfeited unless the Participant (a) remains a Director of the Company or a Subsidiary until the expiration of the Restriction Period, and (b) satisfies any other conditions set forth in the Award Agreement. If the Award Agreement so provides, in the case of the Participant's death, Disability or Retirement prior to the expiration of the Restriction Period, any Restricted Stock will immediately vest and any restrictions will lapse as of the date of the Participant's death, Disability or Retirement.
7.04    Delivery of Shares upon Vesting. Upon the lapse of the restrictions established in the Award Agreement, the Participant shall be entitled to receive, without payment of any cash or other consideration, certificates for the number of shares of Company Common Stock or OP Units covered by the Award.
7.05    Waiver or Modification of Forfeiture Provisions. The Administrator has full power and authority to modify or waive any or all terms, conditions or restrictions (other than the minimum Restriction Period set forth in Section 7.02) applicable to any Restricted Share Right granted to a Participant under the Plan; provided, that, no modification shall, without consent of the Participant, adversely affect the Participant's rights thereunder.
7.06    Rights as a Stockholder/Partner. Unless otherwise provided in the Award Agreement, a Participant receiving Restricted Stock shall be entitled to cash dividends or distributions and voting rights for all shares of Common Stock or OP Units issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Stock that ceases to be eligible for vesting.
Article VIII.
Terms Applicable to All Awards

8.01    Award Agreement. The grant and the terms and conditions of the Award shall be set forth in an Award Agreement between the Company and the Participant. No person shall have any rights under any Award granted under the Plan unless and until the Administrator and the Participant to whom the Award is granted have executed and delivered an Award Agreement expressly granting the Award to such person and setting forth the terms of the Award.
8.02    Plan Provisions Control Award Terms. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Administrator have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan conflicts with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control.
8.03    Modification of Award After Grant. Except as provided in Section 4.03, (i) the terms of any Award granted under the Plan may not be changed after the granting of such Award without the express written approval of the Participant and the Administrator; and (ii) no modification may be made to an Award granted under the Plan except in compliance with Rule 16b.3 and Section 409A of the Code. No modification to the terms of an Award may result in the direct or indirect reduction in the Purchase Price of the stock right below the Fair Market Value of the shares on the Date of Grant.
8.04    Taxes. The Company is entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount sufficient to satisfy any federal, state and local withholding tax requirements with respect to any amount payable and/or shares issuable under a Participant's Award, and the Company may defer payment or issuance of the cash or stock upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for such tax. The amount of such withholding or tax payment shall be determined by the Administrator (the Participant shall provide to the Company such information as the Company may require to determine the amounts) and, unless otherwise provided by the Administrator, will be payable by the Participant at the time of issuance or payment in accordance with the following rules:
(a)    A Participant shall have the right to elect to meet his or her withholding requirement by: (1) having the Company withhold from such Award the appropriate number of shares of Company Common Stock, rounded out to the next whole number, the Fair Market Value of which is equal to such amount, or, in the case of the cash payment, the amount of cash, as is determined by the Company to be sufficient to satisfy applicable tax withholding requirements; or (2) direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award.
(b)    In the event that an Award or property received upon exercise of an Award has already been transferred to the Participant on the date upon which withholding requirements apply, the Participant shall pay directly to the Company the cash amount determined by the Company to be sufficient to satisfy applicable federal, state or local withholding requirements.
(c)    If permitted under applicable federal income tax laws, a Participant may elect to be taxed in the year in which an Award is exercised or received, even if it would not otherwise have become taxable to the Participant. If the Participant makes such an election, the Participant shall promptly notify the Company in writing and shall provide the Company with a copy of the executed election form as filed with the Internal Revenue Service no later than thirty days from the date of exercise or receipt of Restricted Stock. Promptly following such notification, the Participant shall pay directly to the Company the cash amount determined by the Company to be sufficient to satisfy applicable federal, state or local withholding tax requirements.
8.05    Limitations on Transfer. Except as otherwise provided in this Section 8.05, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution. During the lifetime of a Participant, only the Participant personally (or the Participant's personal representative or attorney-in-fact) may exercise the Participant's rights under the Plan. The Participant's Beneficiary may exercise a Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Participant who originally received the Options or to an individual or trust to whom the Participant could have initially transferred the Option pursuant to this Section 8.05. Options which are transferred pursuant to this Section 8.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.
8.06    Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Administrator and Participant approve; provided, however, that the Administrator may not, without stockholder approval, permit the exchange or surrender of Awards, whether for cash or other Awards, that would directly or indirectly reprice the surrendered Award. Notwithstanding anything to the contrary contained in the Plan, the Administrator may not, without stockholder approval, grant new Awards to a Participant with Exercise Prices or Purchase Prices, as the case may be, lower than the Exercise Prices or Purchase Prices, as the case may be, of current Awards held by such Participant on the condition that such Participant surrender such current Awards to the Company.
Article IX.
General Provisions

9.01    Amendment and Termination of Plan.
(a)    Amendment. The Board shall have complete power and authority to amend the Plan at any time and to add any other stock based Award or other incentive compensation programs to the Plan as it deems necessary or appropriate and no approval by the stockholders of the Company or by any other person, committee or entity of any kind shall be required to make any amendment; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under any applicable law, including Rule 16b-3 or the Code, unless such compliance, if discretionary, is no longer desired. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award. For the purposes of this section, an amendment to the Plan shall be deemed to have the affirmative approval of the stockholders of the Company if such amendment shall have been submitted for a vote by the stockholders at a duly called meeting of such stockholders at which a quorum was present and the majority of votes cast with respect to such amendment at such meeting shall have been cast in favor of such amendment, or if the holders of outstanding stock having not less than a majority of the outstanding shares consent to such amendment in writing in the manner provided under the Company's bylaws.
(b)    Termination. The Board shall have the right and the power to terminate the Plan at any time. If the Plan is not earlier terminated, the Plan shall terminate when all shares authorized under the Plan have been issued. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the Expiration Date of such Award to the same extent such award would have been exercisable if the Plan had not been terminated.
9.02    No Right To Continue as Director. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained as a Director, or to limit in any way the right of the stockholders of the Company to remove such person as a Director.
9.03    Compliance with Rule 16b-3. It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Administrator. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.
9.04    Securities Law Restrictions. The shares of Company Common Stock and OP Units issuable pursuant to the terms of any Awards granted under the Plan may not be issued by the Company without registration or qualification of such shares/OP Units under the Securities Act of 1933, as amended, or under various state securities laws or without an exemption from such registration requirements. Unless the shares/OP Units to be issued under the Plan have been registered and/or qualified as appropriate, the Company shall be under no obligation to issue shares of Company Common Stock or OP Units upon exercise of an Award unless and until such time as there is an appropriate exemption available from the registration or qualification requirements of federal or state law as determined by the Administrator in its sole discretion. The Administrator may require any person who is granted an Award hereunder to agree with the Company to represent and agree in writing that if such shares are issuable under an exemption from registration requirements, the shares/OP Units will be “restricted” securities which may be resold only in compliance with applicable securities laws, and that such person is acquiring the shares/OP Units issued upon exercise of the Award for investment, and not with the view toward distribution.
9.05    General Restriction. Notwithstanding anything to the contrary herein, the Company shall have no obligation or liability to deliver any shares of Company Common Stock or OP Units under the Plan or to make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws, rules and regulations, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act.
9.06    Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock, OP Units or options otherwise than under the Plan.
9.07    Captions. The captions (i.e., all section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.
9.08    Severability. Whenever possible, each provision in the Plan and every Award Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award Agreement shall be held to be prohibited or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every Award Agreement shall remain in full force and effect.
9.09    No Strict Construction. No rule of strict construction shall be implied against the Company, the Administrator, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Administrator.

9.10    Choice of Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Michigan and construed in accordance therewith.
9.11    Section 409A of the Code. The Company intends for the Awards granted under the Plan to be excluded from coverage under Section 409A of the Code. If, however, the Administrator determines that a Participant would be subject to the additional 20% tax imposed by Section 409A of the Code as a result of failure to meet the requirements of Section 409A, the Participant may exercise an Award prior to the exercise date stated in the Award Agreement to the extent necessary to pay the aggregate Federal Insurance Contributions Act (FICA) tax and any income tax in accordance with Section 1.409A-3(j)(4) of the Treasury regulations.